================================================================================




                                CREDIT AGREEMENT





                            Dated as of June 3, 2005



                                      among

                         WPCS INTERNATIONAL INCORPORATED

                                       and

                   THE ENTITIES LISTED ON SCHEDULE 1.01 HERETO



                                       and



                                 BANK LEUMI USA





================================================================================

====================================================================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page


I      DEFINITIONS.......................................................................................1

   SECTION 1.01          Certain Defined Terms...........................................................1
   SECTION 1.02          Accounting Terms...............................................................14

II     THE CREDIT FACILITY..............................................................................14

   SECTION 2.01          Revolving Credit Commitment....................................................14
   SECTION 2.02          Revolving Credit Loan..........................................................14
   SECTION 2.03          Notice of Revolving Credit Loans...............................................15
   SECTION 2.04          Revolving Credit Note; Repayment of Revolving Credit Loans.....................16
   SECTION 2.05          Interest on Revolving Credit Loans.............................................16
   SECTION 2.06          Fees...........................................................................17
   SECTION 2.07          Letters of Credit..............................................................17
   SECTION 2.08          Termination of the Commitment..................................................21
   SECTION 2.09          Interest Upon Events of Default; Alternate Rate of Interest....................21
   SECTION 2.10          Prepayment of Revolving Credit Loans...........................................21
   SECTION 2.11          Illegality.....................................................................23
   SECTION 2.12          Increased Costs................................................................23
   SECTION 2.13          Risk-Based Capital.............................................................24
   SECTION 2.14          Funding Loss Indemnification...................................................24
   SECTION 2.15          Payments and Computations......................................................24

III    COLLATERAL SECURITY..............................................................................26

   SECTION 3.01          Security Documents.............................................................26
   SECTION 3.02          Filing and Recording...........................................................26

IV     REPRESENTATIONS AND WARRANTIES...................................................................27

   SECTION 4.01          Organization, Legal Existence..................................................27
   SECTION 4.02          Authorization..................................................................27
   SECTION 4.03          Governmental Approvals.........................................................27
   SECTION 4.04          Binding Effect.................................................................28
   SECTION 4.05          Material Adverse Change........................................................28
   SECTION 4.06          Litigation; Compliance with Laws; etc..........................................28
   SECTION 4.07          Financial Statements...........................................................28
   SECTION 4.08          Federal Reserve Regulations....................................................28
   SECTION 4.09          Taxes..........................................................................29
   SECTION 4.11          No Material Misstatements......................................................31
   SECTION 4.12          Investment Company Act; Public Utility Holding Company Act.....................31
   SECTION 4.13          Security Interest..............................................................31
   SECTION 4.14          Use of Proceeds................................................................31
   SECTION 4.15          Subsidiaries...................................................................31
   SECTION 4.16          Title to Properties; Possession Under Leases; Trademarks.......................31
   SECTION 4.17          Solvency.......................................................................32



   SECTION 4.18          Permits, etc...................................................................32
   SECTION 4.19          No Change in Credit Criteria or Collection Policies............................33
   SECTION 4.20          Compliance with Environmental Laws.............................................33

V      CONDITIONS PRECEDENT.............................................................................33

   SECTION 5.01          Conditions to Initial Revolving Credit Loan....................................33
   SECTION 5.02          Additional Preconditions.......................................................34

VI     AFFIRMATIVE COVENANTS............................................................................35

   SECTION 6.01          Legal Existence................................................................35
   SECTION 6.02          Businesses and Properties......................................................35
   SECTION 6.03          Insurance......................................................................36
   SECTION 6.04          Taxes and Other Charges........................................................36
   SECTION 6.05          Financial Statements, Reports, etc.............................................36
   SECTION 6.06          Litigation and Other Notices...................................................38
   SECTION 6.07          ERISA..........................................................................39
   SECTION 6.08          Access to Properties and Inspections; Right to Examine.........................40
   SECTION 6.09          Use of Proceeds................................................................40
   SECTION 6.10          Fiscal Year-End................................................................40
   SECTION 6.11          Further Assurances.............................................................40
   SECTION 6.12          New Borrowers..................................................................40
   SECTION 6.13          Pay Obligations to Bank and Perform Other Covenants............................41
   SECTION 6.14          Environmental Laws.............................................................42
   SECTION 6.15          Maintain Operating Accounts....................................................43

VII    NEGATIVE COVENANTS...............................................................................44

   SECTION 7.01          Liens..........................................................................44
   SECTION 7.02          Sale and Lease-Back Transactions...............................................45
   SECTION 7.03          Indebtedness...................................................................45
   SECTION 7.04          Dividends and Distributions....................................................45
   SECTION 7.06          Investments and Acquisitions...................................................45
   SECTION 7.07          Total Unsubordinated Liabilities to Tangible Net Worth Plus Subordinated
                         Indebtedness Ratio.............................................................46
   SECTION 7.08          Tangible Net Worth.............................................................46
   SECTION 7.09          Working Capital................................................................47
   SECTION 7.10          EBITDA.........................................................................47
   SECTION 7.11          Annual Net Loss................................................................47
   SECTION 7.12          Business.......................................................................47
   SECTION 7.13          Sales of Receivables...........................................................47
   SECTION 7.14          Use of Proceeds................................................................47
   SECTION 7.15          ERISA..........................................................................47
   SECTION 7.16          Accounting Changes.............................................................47
   SECTION 7.17          Transactions with Affiliates...................................................48



 SECTION 7.18          Negative Pledges, Etc............................................................48
   SECTION 7.19          Change of Business Address; Adoption of Tradenames.............................48

VIII   EVENTS OF DEFAULT 48


IX     SPECIAL PROVISIONS CONCERNING THE RECEIVABLES AND OTHER COLLATERAL...............................51

   SECTION 9.01          Status of Receivables and Other Collateral.....................................51
   SECTION 9.02          Receivables Documentation......................................................52
   SECTION 9.03          Modification of Receivables....................................................52
   SECTION 9.04          Collection of Receivables; Management of Collateral............................52
   SECTION 9.05          Collateral Custodian...........................................................54
   SECTION 9.06          Conflict.......................................................................54

X      MISCELLANEOUS     54

   SECTION 10.01         Notices........................................................................54
   SECTION 10.02         Survival of Agreement..........................................................55
   SECTION 10.03         Successors and Assigns; Participations.........................................55
   SECTION 10.04         Expenses; Indemnity............................................................56
   SECTION 10.05         Applicable Law.................................................................57
   SECTION 10.06         Right of Setoff................................................................57
   SECTION 10.07         Payments on Business Days......................................................57
   SECTION 10.08         Waivers; Amendments............................................................57
   SECTION 10.09         Severability...................................................................58
   SECTION 10.10         Entire Agreement; Waiver of Jury Trial, etc....................................58
   SECTION 10.11         Submission to Jurisdiction.....................................................59
   SECTION 10.12         Counterparts; Facsimile Signature..............................................59
   SECTION 10.13         Headings.......................................................................59

SCHEDULE 1.01              BORROWERS
SCHEDULE 4.01              FOREIGN QUALIFICATIONS
SCHEDULE 4.06(a)           PENDING LITIGATION
SCHEDULE 4.06(b)           VIOLATIONS OF ANY LAW
SCHEDULE 4.16(b)                    ALL REAL ESTATE AND PERSONAL PROPERTY LEASES
SCHEDULE 4.20              COMPLIANCE WITH ENVIRONMENTAL LAWS
SCHEDULE 6.14              HAZARDOUS MATERIALS
SCHEDULE 7.01              LIENS
SCHEDULE 7.03              EXISTING INDEBTEDNESS

EXHIBIT A                  REVOLVING CREDIT NOTE
EXHIBIT B                  OPINION
EXHIBIT C                  BORROWING BASE CERTIFICATE
EXHIBIT D                  SECRETARY'S CERTIFICATE
EXHIBIT E                  SECURITY AGREEMENT

                               TABLE OF CONTENTS

     CREDIT AGREEMENT, dated as of June 3, 2005, among WPCS INTERNATIONAL INCORPORATED, a Delaware corporation (the "Borrower Agent"), each entity listed on Schedule 1.01 annexed hereto and any New Borrower that may become a Borrower after the date hereof as provided in Section 6.12 hereof (the Borrower Agent, each entity listed on Schedule 1.01 and any such New Borrower sometimes individually referred to herein as a "Borrower" and collectively as the "Borrowers") and BANK LEUMI USA, a New York banking corporation (the "Bank").

     The Borrowers have applied to the Bank for Revolving Credit Loans and for Letters of Credit (such terms and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter) to be made to the Borrower in an aggregate principal amount not in excess of the Total Commitment Amount at any time outstanding. The Bank is willing to make such Revolving Credit Loans and issue such Letters of Credit, all on the terms and conditions set forth in this Agreement. Accordingly, the Borrowers and the Bank hereby agree as follows:

I    DEFINITIONS

SECTION 1.01 Certain  Defined Terms.

     For purposes hereof, the following terms shall have the meanings specified below:

     "Acquisition" shall mean the purchase of (i) 80% or more of the Capital Stock of a Person, or (ii) all or substantially all of the assets of a Person, whether through acquisition of assets, merger or consolidation with such Person.

     "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of: (i) the LIBO Rate in effect for such Interest Period, and (ii) Statutory Reserves. For purposes hereof, "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Bank is subject with respect to the Adjusted LIBO Rate for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Affiliate" shall mean, with respect to any Borrower, any other Person which, directly or indirectly, controls or is controlled by or is under common control with any Borrower and, without limiting the generality of the foregoing, includes (i) any Person which beneficially owns or holds 10% or more of any class of voting securities of such Borrower or 10% or more of the equity interest in such Borrower, (ii) any Person of which any Borrower beneficially owns or holds 10% or more of any class of voting securities or in which any Borrower beneficially owns or holds 10% or more of the equity interest in such Person, and (iii) any director or officer of any Borrower. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Availability" shall mean, as at any date at which the same is to be determined, the excess, if any, of (i) the lesser of (a) the Total Commitment Amount, and (b) the Borrowing Base, over (ii) the sum at such time of (a) the unpaid principal balance of the Revolving Credit Loans then outstanding, (b) the Letter of Credit Obligations, and (c) all past due interest on the Revolving Credit Loans and all unpaid fees then due and payable under this Agreement.

     "Bank" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrower" and "Borrowers" shall have the meaning assigned to such terms in the preamble to this Agreement.

     "Borrower Agent" shall have the meaning assigned to such term in the preamble to this Agreement; provided that upon the giving of not less than thirty (30) days advance notice to the Bank, the Borrowers may unanimously designate another Borrower as Borrower Agent hereunder, and following such designation, such Borrower shall be Borrower Agent for all purposes of this Agreement until a new Borrower Agent shall be designated as aforesaid.

     "Borrowing Base" shall mean, as at any date at which the same is to be determined, an amount equal to 80% of the Net Amount of Eligible Receivables.

     "Borrowing Base Certificate" shall mean a certificate to be delivered by the Borrowers to in the Bank as provided in Section 6.05(d) hereof and in substantially the form of Exhibit C annexed hereto.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses, or distributions of assets, of the issuing person.

     "Closing Date" shall mean the date of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean all property of any of the Borrowers or any Subsidiary thereof in which the Bank has been or shall hereafter be granted a lien or security interest under a Security Document.

     "Commitment" shall mean the obligation of the Bank to make Revolving Credit Loans pursuant to Section 2.01 and to issue Letters of Credit pursuant to
Section 2.07, which Commitment shall not exceed the Total Commitment Amount.

     "Commitment Termination Date" shall mean the earlier to occur of (i) the Final Maturity Date, and (ii) such date as the Revolving Credit Loans and the Letter of Credit Obligations shall otherwise be payable in full and the Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

     "Consolidated" and "Consolidating", whether or not capitalized, shall mean, in respect of any Person, as applied to any financial or accounting term, such term determined on a consolidated or consolidating basis, as is applicable, in accordance with GAAP (except as otherwise required herein) for the Person.

     "Contaminant" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

     "Credit Event" shall mean each borrowing of Revolving Credit Loans and issuance of Letters of Credit hereunder (or any combination thereof).

     "Current Assets" shall mean, with respect to any specified Person, all assets of such Person which would, in accordance with GAAP, be classified as current assets, except that there shall be excluded from current assets all amounts due to such Person from any of its Affiliates or any of the directors, officers, employees or shareholders of such Person or its Affiliates.

     "Current Liabilities" shall mean, with respect to any specified Person, all indebtedness of such Person which would, in accordance with GAAP, be classified as current liabilities.

     "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

     "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "dollars" or the symbol "$" shall mean dollars in lawful currency of the United States of America.

     "EBITDA" shall mean, with respect to the Borrowers for any specified period, the sum of (i) Net Income, (ii) Interest Expense, (iii) depreciation,
(iv) amortization of intangible assets, including deferred finance charges, and
(v) federal, state and local income taxes, in each case for the Borrowers for such period and computed and calculated in accordance with GAAP.

     "Environmental Claim" shall mean any written notice of violation, claim, demand, abatement or other order by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any substance, chemical, material, pollutant, contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the properties of any of the Loan Parties, (ii) the environmental aspects of the transportation, storage, treatment or disposal of materials in connection with the operation of any of the properties of any of the Loan Parties or (iii) the violation, or alleged violation by any of the Loan Parties, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of any of the Loan Parties, under any applicable Environmental Law.

     "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. ss. 300(f), et seq.), the Clear Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide,

Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

     "Eligible Receivables" shall mean Receivables created by each Borrower in the ordinary course of its business arising out of the sale or lease of goods or rendition of services by such Borrower, which Receivables are and at all times shall continue to be reasonably acceptable to the Bank in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Bank in the Bank's exclusive judgment. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (i) all payments due on the Receivable have been invoiced and the products referred to in such invoice have been shipped or the services referred to in such invoice have been rendered, (ii) the payment due on the Receivable is not more than 90 days past the invoice date; (iii) the payments due on 75% or more of all Receivables from the same Customer are less than 90 days past the invoice date, (iv) all or a portion of the payments due on such Receivable, when aggregated with all payments due from the same Customer with respect to Receivables, are not in excess of 10% of all of the Eligible Receivables from all Customers, unless otherwise approved by the Bank in writing, (v) in the case of a sale of goods, the Receivable arose from a completed, outright and lawful sale of goods, to which title has passed to the Customer, by or on behalf of the Borrower, (vi) the Receivable is in full conformity with the representations and warranties made by the Borrower to the Bank with respect thereto and is free and clear of all Liens of any nature whatsoever other than any security interest deemed to be held by a Borrower or any security interest created pursuant to the Security Documents or permitted by Section 7.01 hereof, (vii) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Borrower creating the same is located,
(viii) the Receivable does not arise out of a bill and hold, or consignment or the Customer has not asserted that the Receivable, and none of the Borrowers is aware that the Receivable, is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof and the Customer has finally accepted the goods or services from the sale or rendition of services out of which the Receivable arose and has not objected to its liability thereon or returned or rejected any of such goods or services, (ix) the Receivable arose in the ordinary course of business of the applicable Borrower, (x) the Customer is not an Affiliate of any of the Borrowers or any Subsidiary of any thereof, (xi) the Customer is a United States person or an obligor in the United States, (xii) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), (xiii) the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms,
(xiv) the Receivable is denominated in and provides for payment by the Customer in dollars, (xv) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of any of the Borrowers, (xvi) if the Customer is a Government Customer, all or a portion of the payments due on the Receivable of a Government Customer, when aggregated with all payments due from all other Government Customers, are not in excess of 50% of all of the Eligible Receivables from all Customers, unless otherwise approved by the Bank in writing, and (xvii) the Bank is satisfied with the credit standing of the Customer in relation to the amount of credit extended.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with each Borrower or any of its Subsidiaries would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

     "Eurodollar Loan" shall mean a Revolving Credit Loan based on the Adjusted LIBO Rate in accordance with Article II hereof.

     "Event of Default" shall have the meaning assigned to such term in Article VIII hereof.

     "Existing Lender" shall mean Solano Bank.

     "Facility Fee" shall have the meaning assigned to such term in Section 2.06 hereof.

     "Final Maturity Date" shall mean August 31, 2008.

     "Financial Officer" shall mean, with respect to any person, the chief financial officer of such person.

     "Fiscal Year" shall mean the fiscal year of each Borrower for accounting purposes, which ends on April 30 of each year.

     "Free Funds" shall mean, with respect to any specified Person for any specified period, the average daily balance during such period of collected, free and unrestricted fund's in such Person's non-interest bearing deposits maintained with the Bank, after deducting any and all service charges thereon.

     "GAAP" shall mean principles that are (i) consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and (ii) consistently applied with past financial statements of the Borrowers.

     "Government Customer" shall mean a Customer that is the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof.

     "Guarantee" shall mean any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such Person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection for deposit, in either case in the ordinary course of business.

     "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

     "Indebtedness" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such person's business, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all payment obligations of such Person with respect to interest rate or currency protection agreements, (vi) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances, and all obligations of such Person as an indemnitor under any surety bond issued for the benefit of such Person, (vii) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such person is liable for repayment of such obligations), (viii) all Guarantees of such Person and (ix) the redemption price of all redeemable preferred stock of such Person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Final Maturity Date.

     "Information" shall have the meaning assigned to such term in Section 10.15 hereof.

     "Interest Expense" shall mean, with respect to any Person for any period, the interest expense of such Person during such period determined in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any capital lease obligation allocable to interest expense, (iv) all fixed and all calculable dividend payments on preferred stock, and (v) payments of interest expense in kind; provided, that, any interest on Subordinated Indebtedness which is accrued and not paid shall be excluded from Interest Expense.

     "Interest Payment Date" shall mean (i) in the case of a Reference Rate Loan, the first Business Day of each month commencing on the first day of the first calendar month following the Closing Date, and (ii) with respect to any Eurodollar Loan, every thirty (30) days during the Interest Period applicable to such Eurodollar Loan and on the last day of such Interest Period, commencing on the thirtieth (30th) day after the first day of such Interest Period.

     "Interest Period" shall mean, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1) month, two (2) months or three (3) months thereafter, as the Borrower may elect with respect to its Eurodollar Loans; provided, however, that (x) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period shall end later than the Final Maturity Date, and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Letter of Credit" shall have the meaning given to it in Section 2.07.

     "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit, or (ii) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

     "Letter of Credit Maturity Date" shall mean the expiration date of a Letter of Credit.

     "Letter of Credit Obligations" shall mean, as at any date at which the same is to be determined, the sum of (i) all outstanding Reimbursement Obligations at such time, plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit at such time, plus (iii) the aggregate face amount of all Letters of Credit requested by any Borrower at such time but not yet issued.

     "Letter of Credit Percentage" shall mean one and one-half percent (1.50%) per annum.

     "LIBO Rate" applicable to any Interest Period for a Eurodollar Loan shall mean: (i) the rate quoted by the British Bankers Association in London as its "LIBOR" rate for U.S. dollar deposits at or about 11:00 a.m., London time, on the second Business Day prior to the commencement of the Interest Period; provided, however, that if the Bank adopts generally in its business for borrowers comparable to the Borrowers a different rate quoting system or service for obtaining the rate of interest commonly known as "LIBOR" for U.S. dollar deposits, then at the Bank's election upon giving prompt notice to the Borrower Agent of the adoption of such alternative rate quoting system or service, such alternative rate quoting system or service shall be utilized for determining "LIBOR" in lieu of the rate quoted by the British Bankers Association, and (ii) if the rate may not be determined by the Bank as provided in the preceding clause (i) for any reason, as determined by the Bank in its reasonable judgment, then the rate equal to the rate of interest per annum determined by the Bank to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum at which U.S. dollar deposits in the approximate amount of the Eurodollar Loan requested hereunder and having a maturity comparable to such Interest Period would be offered to the Bank in the London Interbank market at its request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

     "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     "Loan Documents" shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, the Revolving Credit Note, each Letter of Credit Document, and each other document, instrument, or agreement now or hereafter delivered to the Bank in connection herewith or therewith.

     "Loan Party" shall mean each Borrower and each Subsidiary thereof that does not become a "Borrower" pursuant to this Agreement.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of any Loan Party, (ii) the ability of any Loan Party to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document or (iii) the Bank's Lien on any material portion of the Collateral or the priority of such Lien.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

     "Net Amount of Eligible Receivables" shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time less
(i) sales, excise or similar taxes, (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, and (iii) all amounts owed by any of the Borrowers to the Customers of such Eligible Receivables.

     "Net Income" shall mean, with respect to any Person for any period, the aggregate income (or loss) of such Person for such period which shall be an amount equal to net revenues and other proper items of income for such Person less the aggregate for such Person of any and all items that are treated as expenses under GAAP, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

     "Obligations" shall mean all obligations, liabilities and Indebtedness of each of the Borrowers arising under this Agreement or any of the other Loan Documents, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, including, without limitation, all obligations, liabilities and Indebtedness of each Borrower with respect to the principal of and interest on the Revolving Credit Loans, all Reimbursement Obligations and all fees, costs, expenses and indemnity obligations arising under this Agreement or any other Loan Document.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

     "Permits" shall have the meaning assigned to such term in Section 4.18 hereof.

     "Permitted Acquisition" shall mean an Acquisition by any Borrower for the fair market value of the assets or Capital Stock acquired in such transaction, provided that (i) the assets or Capital Stock acquired in such Acquisition relate to a line of business similar to the business of the Borrower or any of its Subsidiaries engaged in on the closing date of such Acquisition or any reasonable extensions or expansions thereof, (ii) the Bank shall have received all items in respect of the assets or Capital Stock acquired in such Acquisition required to be delivered by the terms of Section 6.12, (iii) after giving effect to such Acquisition on a pro forma basis, the Borrowers shall be in compliance with all of the covenants set forth in this Agreement and the other Loan Documents, (iv) the representations and warranties made by the Borrowers in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (v) the aggregate cost (including cash and non-cash consideration and assumption of liabilities) payable in connection with (x) such Acquisition shall not exceed $6,500,000, or (y) such Acquisition and all other Permitted Acquisitions closed during any Fiscal Year of the Borrowers shall not exceed $10,000,000, without obtaining the prior written approval of the Bank, and (vi) the Acquisition shall have been approved by the Board of Directors of the Person whose assets or the Capital Stock of which are being acquired.

     "Person", whether or not capitalized, shall mean any natural person, corporation, business trust, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

     "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of any Loan Party or any ERISA Affiliate thereof.

     "Receivables" shall mean and include all of the accounts, instruments, documents, chattel paper and general intangibles of each Borrower, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Bank.

     "Reference Rate" shall mean the rate of interest designated by the Bank, and in effect from time to time, as its "Reference Rate", adjusted when said Reference Rate changes.

     "Reference Rate Loan" shall mean a Revolving Credit Loan based on the Reference Rate in accordance with Article II hereof.

     "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder.

     "Reimbursement Obligations" shall mean, at any time, the obligations of the Borrowers then outstanding to reimburse amounts paid by the Bank in respect of any drawing or drawings under any Letter of Credit.

     "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Laws, and shall include any "Threatened Release," as defined in Environmental Laws.

     "Reportable Event" shall mean a Reportable Event as defined in Section 4043(b) of ERISA.

     "Responsible Officer" shall mean, with respect to any specified Person, the president, any vice president, or the chief financial officer of such Person.

     "Revolving Commitment Amount" shall mean $3,000,000, as the same may be increased pursuant to the next sentence hereof or be terminated pursuant to the other provisions of this Agreement. Within five (5) Business Days after the Borrowers' shall have delivered the last of the financial statements to the Bank (in the form required by Section 6.05(b) hereof) reflecting that the Borrowers are in compliance with the provisions of Section 7.10(ii), Section 7.10(iii) and
Section 7.10(iv), the Revolving Commitment Amount shall be increased to $5,000,000; provided that on such date no Default or Event of Default shall have occurred and then be continuing.

     "Revolving Credit Loan" shall have the meaning assigned to such term in
Section 2.01 hereof.

     "Revolving Credit Note" shall mean the Revolving Credit Note of the Borrower, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit A annexed hereto, as amended, modified or supplemented from time to time, consistent with the terms of this Agreement.

     "Security Agreement" shall mean each Security Agreement, dated as of the date hereof, from each Borrower to the Bank, substantially in the form of Exhibit E annexed hereto, as amended, modified or supplemented from time to time consistent with the terms of this Agreement.

     "Security Documents" shall mean the Security Agreement and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Obligations.

     "Subordinated Indebtedness" shall mean, with respect to any Borrower, Indebtedness subordinated in right of payment to the Obligations upon terms satisfactory to and approved by the Bank. Subordinated Indebtedness issued in lieu of interest payments on Subordinated Indebtedness shall be deemed to be Subordinated Indebtedness, provided that promissory notes representing such interest shall be issued, which notes shall contain the same terms and conditions as the Subordinated Indebtedness on which such interest has accrued.

     "Subsidiary" shall mean, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Tangible Net Worth" shall mean, with respect to the Borrowers, the excess of total Consolidated assets over total Consolidated liabilities of the Borrowers, total Consolidated assets and total Consolidated liabilities each to be determined as to both classification of items and amounts in accordance with GAAP; provided that there shall be excluded from total Consolidated assets (i) all assets which would be classified as intangible assets under GAAP, including, but not limited to, goodwill, organization expense and deferred charges, (ii) cash set apart and held in a sinking or other analogous fund established for the purposes of redemption or other retirement of capital stock, (iii) any revaluation or other write-up in book value of assets subsequent to January 31, 2005, except for a write-up in the book value of the assets of Quality Communications & Alarm Company, Inc. that shall be reflected in the Borrowers' audited financial statements for the Fiscal Year ended April 30, 2005; provided, however, that such write-up shall not be in excess of $300,000 and shall be supported by third-party appraisals reasonably satisfactory to the Bank, and
(iv) amounts due to any Borrower from any of its Affiliates or from the officers, directors, shareholders or employees of the Borrower or any such Affiliates.

     "Total Commitment Amount" shall mean the sum of the Bank's Commitment, the aggregate amount of which shall not exceed $3,500,000, as the same may be increased pursuant to the next sentence hereof or be terminated pursuant to the other provisions of this Agreement. Within five (5) Business Days after the Borrowers' shall have delivered financial statements to the Bank (in the form required by Section 6.05(b) hereof) reflecting that the Borrowers are in compliance with the provisions of Section 7.10(ii), Section 7.10(iii) and
Section 7.10(iv), the Total Commitment Amount shall be increased to $5,500,000; provided that on such date no Default or Event of Default shall have occurred and then be continuing.

     "Total Unsubordinated Liabilities" shall mean, with respect to any Person, the total of all items which would properly be included as liabilities on a balance sheet, determined in accordance with GAAP, excluding Subordinated Indebtedness, capital stock, additional paid in capital, capital surplus, retained earnings, minority interests and contingency reserves.

     "Transactions" shall have the meaning assigned to such term in Section 4.02 hereof.

     "Unused Line Fee" shall have the meaning assigned to such term in Section 2.06(b).

     "Working Capital" shall mean, with respect to any specified Person, the excess of the Current Assets over Current Liabilities of such Person.

     "WPCS" shall mean WPCS International Incorporated, a Delaware corporation.

     SECTION 1.02 Accounting Terms.

     Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given to such terms in accordance with GAAP. In the event that changes in GAAP shall be mandated by the Financing Accounting Standards Board, and such changes would materially modify the interpretation or computation of the financial covenants contained in this Agreement at the time of execution hereof, then in such event such changes shall not be followed in calculating the financial covenants.

II   THE CREDIT FACILITY

     SECTION 2.01 Revolving Credit Commitment.

        (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving loans (each individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Borrowers, at any time and from time to time from the Closing Date to the Commitment Termination Date, in an amount not to exceed the lesser of (i) the Revolving Commitment Amount, or
(ii) Availability at such time.

        (b) The Borrowers may borrow, repay (or, subject to the provisions of Section 2.10 hereof, prepay) and reborrow Revolving Credit Loans, on and after the date hereof and prior to the Commitment Termination Date, subject to the terms, provisions and limitations set forth herein.

        (c) For purposes of computing Availability, the Borrowing Base will be computed by the Bank on a monthly basis based on the information delivered to the Bank pursuant to Section 6.05(d).

     SECTION 2.02 Revolving Credit Loan.

        (a) The Reference Rate Loans made by the Bank on any date shall be in any minimum aggregate principal amount as requested by the Borrowers and the Eurodollar Loans made by the Bank on any date shall be in a minimum aggregate principal amount of $250,000 or in integral multiples of $100,000 in excess thereof.

        (b) Each Revolving Credit Loan shall be either a Reference Rate Loan or a Eurodollar Loan as the Borrowers may request pursuant to Section 2.03 hereof. Not more than four (4) Eurodollar Loans may be outstanding at any one time and the Borrower Agent may not request more than one (1) borrowing of Revolving Credit Loans each week.

        (c) The Borrowers shall have the right at any time upon prior irrevocable notice given by the Borrower Agent to the Bank in the manner and at the times specified in Section 2.03 with respect to the Revolving Credit Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Reference Rate Loans, to convert all or any portion of Reference Rate Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period with respect to all or any portion of any Eurodollar Loans to another permissible Interest Period, and to continue all or any portion of any Revolving Credit Loans into a subsequent Interest Period of the same duration, subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(b) hereof) and to the following:

          (i) in the case of a conversion or continuation of fewer than all the Revolving Credit Loans, the aggregate principal amount of Revolving Credit Loans converted or continued shall be in any minimum amount in the case of Reference Rate Loans and shall not be less than $250,000 in the case of Eurodollar Loans and shall be an integral multiple of $100,000;

          (ii) accrued interest on a Revolving Credit Loan (or portion thereof) being converted or continued shall be paid by the Borrowers at the time of conversion or continuation;

          (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrowers shall make such payments associated therewith as are required pursuant to Section 2.14; and

          (iv) no Event of Default shall have occurred and be continuing.

                  The Interest Period applicable to any Eurodollar Loan resulting from a conversion shall be specified by the Borrower Agent in the irrevocable notice of conversion delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified or if the Borrower Agent shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period, such Revolving Credit Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall automatically be converted into a Reference Rate Loan.

     SECTION 2.03 Notice of Revolving Credit Loans.

     The Borrower Agent shall, through a Responsible Officer of the Borrower Agent, give the Bank irrevocable notice of each borrowing (including, without limitation, a conversion or continuation as permitted by Section 2.02(c) hereof) not later than 11:00 A.M., New York City time, (i) three (3) Business Days before a proposed Eurodollar Loan borrowing or conversion or continuation, and
(ii) on the same Business Day with respect to a Reference Rate Loan borrowing or conversion or continuation. Such notice shall specify (w) whether the Revolving Credit Loans then being requested are to be Reference Rate Loans or Eurodollar Loans, (x) the date of such borrowing (which shall be a Business Day) and amount thereof and (y) if such Revolving Credit Loans are to be Eurodollar Loans, the Interest Period with respect thereto. If no election as to the type of Revolving Credit Loan is specified in any such notice, all such Revolving Credit Loans shall be Reference Rate Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then all such Revolving Credit Loans shall be made as Reference Rate Loans.

     SECTION 2.04 Revolving Credit Note; Repayment of Revolving Credit Loans.

        (a) All Revolving Credit Loans made by the Bank to the Borrowers shall be evidenced by a single Revolving Credit Note, duly executed by the Borrowers, dated the Closing Date, in substantially the form of Exhibit A annexed hereto, in a principal amount equal to $5,000,000. The outstanding principal balance of each Revolving Credit Loan, as evidenced by such Revolving Credit Note, shall mature and be due and payable on the Commitment Termination Date.

        (b) Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

        (c) The Bank is hereby authorized by the Borrowers to endorse on the schedule attached to the Revolving Credit Note (or on a continuation of such schedule attached to such Revolving Credit Note and made a part thereof) an appropriate notation evidencing the date and amount of each Revolving Credit Loan to the Borrowers from the Bank, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of the Bank to make such a notation on the Revolving Credit Note shall not affect any obligations of the Borrowers under the Revolving Credit Note. Any such notation shall be presumptively correct as to the date and amount of such Revolving Credit Loan or portion thereof, or payment or prepayment of principal or interest thereon.

     SECTION 2.05 Interest on Revolving Credit Loans.

        (a) Subject to the provisions of Section 2.05(c) and Section 2.09 hereof, each Reference Rate Loan shall bear interest at a rate per annum equal to the Reference Rate plus one half of one (0.5%) percent.

        (b) Subject to the provisions of Section 2.05(c) and Section 2.09 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus two and three-quarters (2.75%) percent.

        (c) Except as otherwise provided in this Agreement, interest on each Revolving Credit Loan shall be payable on each applicable Interest Payment Date and on the Commitment Termination Date. Interest on each Reference Rate Loan and Eurodollar Loan shall be computed based on the number of days elapsed in a year of 360 days.

     SECTION 2.06 Fees.

        (a) The Borrowers shall pay to the Bank a facility fee (the "Facility Fee") in the aggregate amount of $50,000 on or prior to the Closing Date.

        (b) The Borrowers shall pay to the Bank (i) on the first Business Day of each January, April, July and October, commencing July 1, 2005, and (ii) on the Commitment Termination Date, in immediately available funds, an unused line fee (the "Unused Line Fee") equal to one quarter of one percent (1/4 of 1%) of the difference between (x) the Revolving Commitment Amount, and (y) the average daily outstanding amount of the Revolving Credit Loans during such quarter (or shorter period ending with the date of such reduction or the Commitment Termination Date); provided, however, that following the date on which the Revolving Commitment Amount shall be increased to $5,000,000, and until such date as the aggregate sum of the outstanding Revolving Credit Loans shall first exceed $3,000,000, the Unused Line Fee shall equal the sum of:

        (1) One eighth of one percent (1/8 of 1%) of the first $2,000,000 of the average daily unused amount of the Revolving Commitment Amount during the quarter ending on such date (or shorter period ending with the Commitment Termination Date) plus

        (2) If the average daily unused amount of the Revolving Commitment Amount during such quarter (or shorter period ending with the Commitment Termination Date) shall exceed $2,000,000, then one quarter of one percent (1/4 of 1%) of the average daily unused amount of the Revolving Commitment Amount during the quarter ending on such date (or shorter period ending with the Commitment Termination Date) period that is in excess of $2,000,000.

        The Unused Line Fee due to the Bank under this Section 2.06(b) shall commence to accrue on the date hereof and cease to accrue on the Commitment Termination Date. The Unused Line Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

     SECTION 2.07 Letters of Credit.

     Subject to the terms and conditions of this Agreement, the Commitment may be utilized, upon the request of the Borrowers, in addition to the Revolving Credit Loans provided for by Section 2.01 hereof, by the issuance by the Bank of one or more letters of credit which shall be stand-by letters of credit (each individually a "Letter of Credit" and collectively, "Letters of Credit"), for the account of the Borrowers during the period from the Closing Date to the date which is the fifth (5th) Business Day preceding the Commitment Termination Date. The following additional provisions shall apply to Letters of Credit:

        (a) Types and Amounts. The Bank shall not have any obligation to issue any Letter of Credit at any time:

          (i) if the aggregate Letter of Credit Obligations, after giving effect to the issuance of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Bank;

          (ii) if, immediately after giving effect to the issuance of such Letter of Credit, (A) the Letter of Credit Obligations at such time would exceed $500,000, or (B) the outstanding principal amount of the Revolving Credit Loans together with the sum of the Letter of Credit Obligations at such time and together with all past due interest on the Revolving Credit Loans, would exceed the lesser of (x) the Total Commitment Amount, or (y) the Borrowing Base; (iii) which has an expiration date later than the earlier of (A) the date which occurs 365 days following the date of the issuance thereof or (B) the fifth Business Day preceding the Commitment Termination Date; or

          (iv) which is in a currency other than dollars.

        (b) Notice of Letters of Credit. The Borrower Agent shall, through a Responsible Officer of the Borrower Agent, give the Bank irrevocable notice of each request for a Letter of Credit. The notice shall be given not later than 11:00 A.M., New York City time, two (2) Business Days prior to the Business Day a Letter of Credit is proposed to be issued. The notice shall describe in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby. Any such notice shall be accompanied by any letter of credit application prescribed by the Bank.

        (c) Commitment Utilization. On each day during the period commencing with the issuance by the Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated and until all obligations of the Bank thereunder to the beneficiary thereof have been satisfied, the Total Commitment Amount (but not the Revolving Commitment Amount) shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the then undrawn maximum amount of such Letter of Credit and related Reimbursement Obligations.

        (d) Reimbursement Obligations. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Bank shall promptly notify the Borrower Agent and the Borrower on whose behalf the Letter of Credit was issued of the amount to be paid by the Bank as a result of such demand and the date on which payment is to be made by the Bank to such beneficiary in respect of such demand, but the failure of the Bank to so notify the Borrower Agent and such Borrower shall not release the Borrowers from any of its obligations hereunder. The Borrowers hereby unconditionally agree to pay the Bank the amount of each such demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

        (e) Payments By Borrowers. Forthwith, but in any event within one (1) Business Day following its receipt of a notice referred to in Section 2.07(d), the Borrower Agent shall advise the Bank whether (i) the Borrowers intend to borrow Revolving Credit Loans hereunder to finance its obligation to reimburse the Bank for the amount of the related demand for payment and submit a borrowing notice to the Bank as provided in Section 2.03, or (ii) pay to the Bank the full amount of such demand by permitting the Bank to debit any account of the Borrowers maintained with the Bank in the full amount required to be paid by the Borrowers. In the event that the Borrower Agent fails to so advise the Bank, the Bank shall be entitled to debit any account of the Borrowers maintained with the Bank in the full amount required to be paid by the Borrowers; and in the event that there are not sufficient funds in such accounts to pay the required amounts the Borrowers shall immediately pay such amount to the Bank on demand.

        (f) Fees. With respect to each Letter of Credit, the Borrowers shall pay to the Bank the following non-refundable fees: (i) an issuance fee in an amount equal to the product of: (A) the Letter of Credit Percentage, times (B) the number of days from the date of issuance of such Letter of Credit to the Letter of Credit Maturity Date of such Letter of Credit divided by 360, times (C) the maximum face amount of such Letter of Credit, which fee shall be due and payable in full upon the issuance of such Letter of Credit, and (ii) any and all reasonable fees and expenses as required by the Bank in connection with any such Letter of Credit, including, without limitation, in connection with the opening, amendment, renewal or confirmation of any such Letter of Credit, and shall reimburse the Bank for any and all reasonable fees and expenses, if any, paid by the Bank in connection therewith.

        (g) Issuance of Letters of Credit. The issuance by the Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in
Article V hereof, be subject to the conditions precedent that such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be reasonably satisfactory to the Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and the Borrowers shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

        (h) Modifications, Etc. The issuance by the Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.07 to the issuance of new Letters of

Credit, and no such modification or supplement shall be issued hereunder unless the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form. Upon any modification or supplement to any Letter of Credit, the Borrowers shall pay to the Bank an amendment fee equal to the then customary fees of the Bank, to be paid on the effective date of such modification or supplement to any Letter of Credit that does not (i) alter the maximum amount of such Letter of Credit, (ii) alter the Letter of Credit Maturity Date of such Letter of Credit, (iii) alter the timing of the obligation of the Bank to make payments to the beneficiary of such Letter of Credit, or (iv) change the beneficiary thereof.

          (i) Indemnification; Exoneration.

          (i) The Borrowers, jointly and severally, hereby indemnify and hold harmless the Bank from and against any and all claims and damages, losses, liabilities, costs or expenses which the Bank shall incur by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Bank under any Letter of Credit; provided that the Borrowers shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit. The foregoing agreement shall be in addition to the indemnity provided by Section 10.04 hereof and to any rights that any Indemnitee (as defined in Section 10.04) may have at common law or otherwise. Nothing in this
Section 2.07(i) is intended to limit the other obligations of the Borrowers or the Bank under this Agreement.

          (ii) The Borrowers assume all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the obligations of the Borrowers hereunder shall be unconditional and irrevocable, and the Bank shall not be responsible for: (a) any lack of validity or enforceability of any Letter of Credit or any agreement or instrument relating thereto; (b) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against the beneficiary, or the transferee, of any Letter of Credit, the Bank or any other person; (c) any draft, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (d) any lack of validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part; (e) failure of the beneficiary of a Letter of Credit to strictly comply with conditions required in order to draw upon such Letter of Credit; (f) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (g) errors in interpretation of technical terms; (h) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(i) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (j) any consequences arising from causes beyond the control of the Bank.

        (j) Cash Collateral. If, at any time payment or prepayment of Letter of Credit Obligations shall be required pursuant to any provision of this Agreement, such payment or prepayment shall be made by deposit of funds, in the amount of such payment or prepayment, into a cash collateral account at the Bank's office set forth in Section 2.15, which account shall be under the dominion and control of the Bank and shall be, and is hereby, pledged to the Bank for the ratable benefit of the Letter of Credit Obligations and any other amounts payable hereunder or under any of the other Loan Documents. Funds deposited in such account, and any income thereon, shall be applied by the Bank against Reimbursement Obligations and during an Event of Default, any amounts payable under this Agreement or any of the other Loan Documents, when such amounts become due. Any funds remaining in such account when all Letter of Credit Obligations and any amounts due and payable under this Agreement or any of the other Loan Documents have been paid shall be remitted to the Borrowers.

     SECTION 2.08 Termination of the Commitment.

     The Commitment of the Bank shall automatically and permanently terminate on the Commitment Termination Date, and all Revolving Credit Loans and Letter of Credit Obligations outstanding on such date together with all other amounts due and payable under this Agreement and the other Loan Documents shall be due and payable in full.

     SECTION 2.09 Interest Upon Events of Default; Alternate Rate of Interest.

        (a) Upon the occurrence and during the continuance of an Event of Default, the Borrowers shall on demand pay interest, to the extent permitted by law, on the unpaid Obligations at a rate per annum equal to three (3.0%) percent in excess of the Reference Rate regardless of the rates otherwise applicable to such Obligations.

        (b) In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Bank shall have determined that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Bank shall as soon as practicable thereafter give notice of such determination to the Borrower Agent, and any request by the Borrower Agent for the making of a Eurodollar Loan pursuant to Section 2.03 hereof or conversion or continuation of any Revolving Credit Loan into a Eurodollar Loan pursuant to Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan.

     SECTION 2.10 Prepayment of Revolving Credit Loans.

        (a) Subject to the terms and conditions contained in this Section 2.10 and elsewhere in this Agreement, the Borrowers shall have the right to prepay any Revolving Credit Loan at any time in whole or from time to time in part (except in the case of a Eurodollar Loan only on the last day of an Interest Period) without penalty (except as otherwise provided for herein); provided that the Borrowers shall not make prepayments on the Revolving Credit Loans pursuant to this Section 2.10(a) on more than one (1) occasion each week. When making a prepayment pursuant to this Section 2.10 (a) the Borrower Agent shall furnish to the Bank, not later than (i) 3:00 p.m. (New York City time) on the Business Day of such prepayment of Reference Rate Loans and (ii) 11:00 a.m. (New York City time) five (5) Business Days prior to the date of such prepayment of Eurodollar Loans or Letter of Credit Obligations, notice of prepayment which shall specify the prepayment date and the principal amount of each Revolving Credit Loan or Letter of Credit Obligation (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrowers to prepay such Revolving Credit Loan or Letter of Credit Obligation by the amount stated therein on the date stated therein.

        (b) On the date of any termination of the Commitment pursuant to Section
2.08 hereof or elsewhere in this Agreement, the Borrowers shall pay or prepay so much of the Revolving Credit Loans or provide cash collateral in respect of Letter of Credit Obligations (as provided in Section 2.07(j)) as shall be necessary in order that the Availability equals or exceeds zero following such termination. Any prepayments required by this paragraph (b) and applied to the Revolving Credit Loans shall be applied to outstanding Reference Rate Loans up to the full amount thereof before they are applied to outstanding Eurodollar Loans; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Bank to be held in such account on terms reasonably satisfactory to the Bank.

        (c) On any date that Availability shall ever exceed zero, the Borrowers shall immediately make prepayments of the Revolving Credit Loans or provide cash collateral in respect of Letter of Credit Obligations (as provided in Section 2.07(j)) from time to time such that the Availability equals or exceeds zero at all times. Any prepayments required by this paragraph (c) and applied to the Revolving Credit Loans shall be applied to outstanding Reference Rate Loans up to the full amount thereof before they are applied to outstanding Eurodollar Loans; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Bank to be held in such account on terms reasonably satisfactory to the Bank.

        (d) Not later than the fifth (5th) Business Day following the receipt by the Bank or the Borrowers or any Subsidiary thereof (x) of any net proceeds of any insurance required to be maintained pursuant to Section 6.03 hereof on account of each separate loss, damage or injury to any asset of the Borrowers or any Subsidiary thereof (including, without limitation, any Collateral), or (y) of any net proceeds of any business interruption insurance required to be maintained pursuant to Section 6.03 hereof, the Borrower or such Subsidiary shall notify the Bank of such receipt in writing, and not later than the day following receipt by the Bank or the Borrowers or any Subsidiary thereof of any such proceeds, there shall become due and payable a prepayment of the Revolving Credit Loans and Letter of Credit Obligations (by providing cash collateral therefor as provided in Section 2.07(j)) in an amount equal to 100% of such proceeds. Prepayments made pursuant to this Section 2.10(d) with respect to Revolving Credit Loans shall be applied first, to outstanding Reference Rate Loans up to the full amount thereof and then to Eurodollar Loans up to the full amount thereof; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan required pursuant to this Section 2.10(d) until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower into a cash collateral account with the Bank to be held in such account pursuant to terms reasonably satisfactory to the Bank.

        (e) All prepayments made under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

        (f) All prepayments under this Section 2.10 shall be subject to Section
2.14 hereof.

        (g) Except as otherwise expressly provided in this Section 2.10, payments with respect to any paragraph of this Section 2.10 are in addition to payments made or required to be made under any other paragraph of this Section 2.10.

        (h) All prepayments under this Section 2.10 shall first be applied to the outstanding Revolving Credit Loans (in the manner provided in paragraphs (a) through (e) of this Section 2.10) and, if the amount of the prepayment shall exceed the then outstanding principal balance and accrued interest on the Revolving Credit Loans, to the Letter of Credit Obligations (by providing cash collateral as provided in Section 2.07(j)).

     SECTION 2.11 Illegality.

     Notwithstanding any other provision in this Agreement, if the Bank determines that any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to maintain or fund its Eurodollar Loans or to give effect to its obligations as contemplated hereby, then upon notice by the Bank to the Borrower Agent, any Eurodollar Loan shall be automatically converted to (and shall at all times thereafter, until the Bank notifies the Borrower Agent that such circumstances no longer exist, remain as) a loan bearing interest at the Reference Rate, but in no event in excess of the maximum rate of interest permitted to be charged to the Borrowers pursuant to applicable law.

     SECTION 2.12 Increased Costs.

     The Borrowers shall pay to the Bank from time to time such amounts as the Bank may determine to be necessary to compensate the Bank for any costs incurred by the Bank which the Bank determines are attributable to its making or maintaining any Eurodollar Loans hereunder, or any reduction in any amount receivable by the Bank under this Agreement or the Revolving Credit Note in respect of any Eurodollar Loans (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including the Bank of or under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Revolving Credit Note in respect of any of such Eurodollar Loans (other than taxes imposed on the overall net income of the Bank for any of such Loans); or imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Eurodollar Loans or any deposits referred to in the definition of Eurodollar
Rate); or imposes any other condition affecting this Agreement or the Revolving Credit Note (or any of such extensions of credit or liabilities). The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 2.12 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

     Determinations by the Bank for purposes of this Section 2.12 of the effect of any Regulatory Change on its costs of making or maintaining Eurodollar Loans or on amounts receivable by it in respect of Eurodollar Loans, and of the additional amounts required to compensate the Bank in respect of any Additional Costs, shall be conclusive.

SECTION 2.13 Risk-Based Capital.

     In the event the Bank determines that compliance with any judicial, administrative, or other governmental interpretation of any law or regulation or compliance by the Bank or any corporation controlling the Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank, and the Bank determines that such increase is based upon its obligations hereunder, and other similar obligations, the Borrowers shall pay to the Bank such additional amount as shall be certified by the Bank to be the amount allocable to the Bank's obligations to the Borrowers hereunder. The Bank will notify the Borrower Agent of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to this Section 2.13 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The Bank hereby represents that as of the date of this Agreement it is not entitled to any additional compensation pursuant to this Section 2.13.

     Determinations by the Bank for purposes of this Section 2.13 of the effect of any increase in the amount of capital required to be maintained by the Bank and of the amount allocable to the Bank's obligations to the Borrowers hereunder shall be conclusive.

     SECTION 2.14 Funding Loss Indemnification.

     The Borrowers shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expenses incurred as a result of any payment of a Eurodollar Loan on a date other than the last day of the Interest Period for such Eurodollar Loan including, but not limited to, acceleration of the Loans by the Bank pursuant to Article VIII hereof.

     SECTION 2.15 Payments and Computations.

     The Borrowers shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Bank at its offices at 562 Fifth Avenue, New York, New York 10036, in immediately available funds. The Bank may charge, when due and payable, the account of any Borrower with the Bank for all interest, principal and fees owing to the Bank on or with respect to this Agreement and/or the Revolving Credit Loans and other Loan Documents. If at any time there is not sufficient Availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Default, the Borrowers shall make any such payments upon demand.

     SECTION 2.16. Designation of Borrower Agent.

     As agent for the Borrowers: (a) Each Borrower hereby irrevocably designates and appoints the Borrower Agent as that Borrower's agent to obtain Revolving Credit Loans and Letters of Credit hereunder, the proceeds of which shall be available to each Borrower for those uses as those set forth herein. As the disclosed principal for its agent, each Borrower shall be obligated to the Bank on account of Revolving Credit Loans so made and Letters of Credit so issued hereunder as if made directly by the Bank to that Borrower, notwithstanding the manner by which such Revolving Credit Loans and Letters of Credit are recorded on the books and records of the Borrower Agent and of any Borrower.

        (b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes, guarantees, and agrees to discharge all Obligations of all other Borrowers as if the Borrower so assuming and guarantying were each other Borrower.

        (c) The Borrower Agent shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Borrower Agent has requested a Revolving Credit Loan.

        (d) The Borrower Agent shall cause the transfer of the proceeds of each Revolving Credit Loan to the (those) Borrower(s) on whose behalf such Revolving Credit Loan was obtained. The Bank shall not have any obligation to see to the application of such proceeds.

        (e) If, for any reason, and at any time during the term of this Agreement, any Borrower, including the Borrower Agent, as agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the Bank in the Bank's sole and absolute discretion); or the Bank deems it inexpedient (in the Bank's sole and absolute discretion) to continue making Revolving Credit Loans and cause Letters of Credit to be issued to or for the account of any particular Borrower, or to channel such Revolving Credit Loans and Letters of Credit through the Borrower Agent, then the Bank may make Revolving Credit Loans directly to, and cause the issuance of Letters of Credit directly for the account of such of the Borrowers as the Bank determines to be expedient, which Revolving Credit Loans may be made without regard to the procedures otherwise included herein.

        (f) In the event that the Bank determines to forgo the procedures included herein pursuant to which Revolving Credit Loans and Letters of Credit are to be channeled through the Borrower Agent, then the Bank may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Borrower Agent.

        (g) Each of the Borrowers shall remain liable to the Bank for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Bank to cease making Revolving Credit Loans or causing Letters of Credit to be issued to or for the benefit of any Borrower.

        (h) The authority of the Borrower Agent to request Revolving Credit Loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Bank acts as provided in subparagraph (c), above, or the Bank actually receives written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Borrower Agent, which notice is signed by the respective chief executive officers of each Borrower (other than the chief executive officer of the Borrower Agent being replaced) then eligible for borrowing under this Agreement; and written notice from such successive Borrower Agent (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective chief executive officers of such Borrowers eligible for borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Borrower Agent shall be bound by the terms hereof, and that as used herein, the term "Borrower Agent" shall mean and include the newly appointed Borrower Agent.

III      COLLATERAL SECURITY

     SECTION 3.01 Security Documents.

     The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrowers shall duly execute and deliver the Security Documents on the Closing Date, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Bank, as may be reasonably required by the Bank to grant to the Bank a valid, perfected and enforceable first priority Lien on (subject only to the Liens permitted under Section 7.01 hereof) the Collateral.

     SECTION 3.02 Filing and Recording.

     Each Borrower shall, at its sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the reasonable opinion of the Bank, and take such other actions as the Bank may reasonably request, in order to perfect and protect the Liens of the Bank in the Collateral. Without limitation to the foregoing, the Borrower shall, at the request of the Bank, execute and deliver to the Bank a document in form and substance satisfactory to the Bank, which grants to the Bank a security interest in the patents, trademarks and copyrights of the Borrower. The Borrowers, to the extent permitted by law, hereby authorize the Bank to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the reasonable opinion of the Bank, may at any time be desirable although the same may have been executed only by the Bank or, at the option of the Bank, to sign such financing statement on behalf of the Borrowers and file the same, and the Borrowers hereby irrevocably designate the Bank, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any rerecording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, each Borrower shall, at the Borrowers' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Bank.

IV       REPRESENTATIONS AND WARRANTIES

     Each Borrower jointly and severally represents and warrants to the Bank that both before and after giving effect to the consummation of the
Transactions:

     SECTION 4.01 Organization, Legal Existence.

     Each Loan Party is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where such qualification is required (all such jurisdictions being listed in Schedule 4.01 annexed hereto). Each Loan Party has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and to borrow hereunder and to execute and deliver the Revolving Credit Note.

     SECTION 4.02 Authorization.

     The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, the borrowings hereunder by the Borrower, the execution and delivery by the Borrower of the Revolving Credit Note, the grant of security interests in the Collateral created by the Security Documents by each Borrower and the transactions contemplated to occur under or in connection with this Agreement (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, shareholder action and
(b) will not (i) violate (A) any provision of law, statute, rule or regulation,
(B) the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of any corporate Loan Party, (C) any order of any court, or any rule, regulation or order of any other agency of government binding upon any Loan Party, or (D) any provisions of any indenture, agreement or other instrument to which any Loan Party, or any of its properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (b)(i)(D) above or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Bank, for the benefit of the Bank, as contemplated by this Agreement and the Security Documents) upon any property or assets of any Loan Party.

     SECTION 4.03 Governmental Approvals.

     No registration or filing (other than the filings necessary to perfect the Liens created by the Security Documents) with, or consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, other than any which have been made or obtained.

     SECTION 4.04 Binding Effect.

     This Agreement and each of the other Loan Documents to which a Borrower is a party constitutes, and the Revolving Credit Note when duly executed and delivered will constitute, a legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

     SECTION 4.05 Material Adverse Change.

     There has been no material adverse change in the business, assets, operations or financial condition of any Loan Party since January 31, 2005.

     SECTION 4.06 Litigation; Compliance with Laws; etc.

     (a) Except as set forth in Schedule 4.06(a) annexed hereto, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of any Loan Party threatened against or affecting any Loan Party or the businesses, assets or rights of such Loan Party (i) which involve any of the Transactions or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No.
5) that there will be an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of such Loan Party to conduct business substantially as now conducted, or have a Material Adverse Effect.

        (b) Except as set forth in Schedule 4.06(b) annexed hereto, none of the Loan Parties is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, the effect of which has had or may have a Material Adverse Effect.

     SECTION 4.07 Financial Statements.

        (a) The Borrowers have heretofore furnished to the Bank Consolidated and Consolidating balance sheets and statements of income and cash flows of the Borrowers dated as of April 30, 2004 (audited) and January 31, 2005 (unaudited). Such balance sheets and statements of income and cash flows present fairly the Consolidated and Consolidating financial condition and results of operations of the Borrowers as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrowers, as of the dates thereof.

        (b) The financial statements referred to in this Section 4.07 have been prepared in accordance with GAAP.

     SECTION 4.08 Federal Reserve Regulations.

        (a) None of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

        (b) No part of the proceeds of the Revolving Credit Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation U or X thereof. If requested by the Bank, each Borrower shall furnish to the Bank a statement on Federal Reserve Form U-l referred to in said Regulation U.

     SECTION 4.09 Taxes.

     Each Loan Party has filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof, other than tax returns in respect of taxes that (x) are not franchise, capital or income taxes, (y) in the aggregate are not material and
(z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of such Loan Party. Each Loan Party has paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by them, other than (i) any taxes or assessments the validity of which such Loan Party is contesting in good faith by appropriate proceedings, with respect to which such Borrower shall, to the extent required by GAAP have set aside on its books adequate reserves and (ii) taxes other than income, capital or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of such Loan Party. No Federal income tax returns of a Loan Party have been audited by the United States Internal Revenue Service and no Loan Party has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. No Loan Party is party to or has any obligation under any tax sharing agreement.

     SECTION 4.10. Employee Benefit Plans.

     With respect to the provisions of ERISA:


        (a) No Reportable Event has occurred or is continuing with respect to any Pension Plan.

        (b) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA.

        (c) None of the Borrowers nor any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan or a Multiemployer Plan. None of the Borrowers nor any ERISA Affiliate has (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which the Borrowers, or any ERISA Affiliate made contributions, (iv) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or
(v) been a party to any transaction or agreement under which the provisions of
Section 4204 of ERISA were applicable.

                  (d) No notice of intent to terminate a Pension Plan has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA.

                  (e) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

        (f) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The assets of each such Pension Plan (other than the Multiemployer Plans) are at least equal to the present value of the greater of (i) accrued benefits (both vested and non-vested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date). No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

        (g) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of any Borrower or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary or any Plan. None of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency.

        (h) All of the Plans comply currently, and have complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(a) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

     SECTION 4.11 No Material Misstatements.

     No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of any Loan Party to the Bank in connection with any of the Transactions or this Agreement, the Security Documents, the Revolving Credit Note or any other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 4.12 Investment Company Act; Public Utility Holding Company Act.

     No Borrower is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. No Borrower is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 4.13 Security Interest.

     Each of the Security Documents creates and grants to the Bank a legal, valid and perfected first (except as permitted pursuant to Section 7.01 hereof) priority security interest in the collateral identified therein. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 7.01 hereof.

     SECTION 4.14 Use of Proceeds.

     All proceeds of the borrowing made on the Closing Date shall be used to satisfy the obligations of Walker Comm, Inc. to the Existing Lender, to provide payment to the former shareholders of Quality Communications & Alarm Company, Inc. in connection with working capital and tax adjustments from the purchase of such company and to provide for working capital requirements of the Borrowers. All proceeds of each subsequent borrowing of Revolving Credit Loans after the Closing Date shall be used to provide for working capital requirements of the Borrower and to fund Permitted Acquisitions. Each Letter of Credit requested under this Agreement shall be utilized to secure a Borrower's contractual obligations.

     SECTION 4.15 Subsidiaries.

     As of the Closing Date, (i) the Borrower Agent owns all of the issued and outstanding shares of capital stock of the other Borrowers, and (ii) no other Borrower has any Subsidiary, except for WPCS, Inc., which is non-operational and has no assets.

SECTION 4.16      Title to Properties; Possession Under Leases; Trademarks.

        (a) The Borrowers have good and marketable title to, or valid leasehold interest in, all of their respective properties and assets shown on the most recent balance sheet referred to in Section 4.07(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of the Borrowers to conduct their respective business as now conducted. All such assets and properties are free and clear of all Liens other than those permitted by Section
7.01 hereof.

        (b) Set forth on Schedule 4.16(b) is a correct and complete list of all real estate and personal property leases to which each Borrower is a party. The Borrowers have complied with all obligations under all leases to which they are a party and under which they are in occupancy, except where any such non-compliance would not have a Material Adverse Effect, and all such leases are in full force and effect and the Borrowers enjoy peaceful and undisturbed possession under all such leases. None of the Borrowers has received any notice from the lessor under any such lease agreement that it or any other Borrower is in default under such lease agreement.

        (c) The Borrowers own or control all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of the Borrowers. To the best of the knowledge of a Responsible Officer of each Borrower, no Borrower is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of any Borrower, threatened, against the Borrowers with respect to any of the rights or property referred to in this Section 4.16(c). Notwithstanding the foregoing, no Borrower has used any trade name in its business since its inception.

SECTION 4.17      Solvency.

        (a) The fair salable value of the assets of each Loan Party is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of such Loan Party, as they become absolute and mature.

        (b) None of the Loan Parties thereof intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Loan Parties, and of amounts to be payable on or in respect of debt of such Loan Parties. The cash flow of each Loan Party, after taking into account all anticipated uses of the cash of such Loan Party, will at all times be sufficient to pay all such amounts on or in respect of debt of such Loan Party when such amounts are required to be paid.

     SECTION 4.18 Permits, etc.

     Each Loan Party possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents (collectively, "Permits") of all Federal, state and local governmental authorities as required to conduct properly their business, except as the failure to have such would not have a Material Adverse Effect, each such Permit is and will be in full force and effect, each Loan Party is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

     SECTION 4.19 No Change in Credit Criteria or Collection Policies.

     There has been no material change in credit criteria or collection policies concerning account Receivables of any of the Borrowers since January 31, 2005. Without duplication, all Eligible Receivables of the Borrowers are valid, binding and enforceable obligations of account debtors and, to its knowledge, are not subject to any claims, defenses or setoffs.

     SECTION 4.20 Compliance with Environmental Laws.

     Except as disclosed in Schedule 4.20 hereto: (i) the operations of each Loan Party complies in all material respects with all applicable Environmental Laws; (ii) each Loan Party and all of their present facilities or operations, as well as to the knowledge of each Borrower and their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of each Borrower, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment in violation of any Environmental Law; (iv) no Loan Party nor any predecessor of any Loan Party thereof has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment; (v) to the best of the knowledge of each Borrower, none of the Loan Parties has any contingent liability in connection with any Release of any Contaminant into the environment; (vi) none of the operations of any Loan Party involves the generation, transportation, treatment or disposal of Hazardous Materials; (vii) none of the Loan Parties has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of each Borrower, none of the Loan Parties has any lessee, prior owner, or other person; (viii) no underground storage tanks or surface impoundments are on any property of any Loan Party; and (ix) no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulation, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of any Loan Party.

V        CONDITIONS PRECEDENT

     SECTION 5.01 Conditions to Initial Revolving Credit Loan.

     The obligation of the Bank to make the initial Revolving Credit Loan or issue the initial Letter of Credit is subject to the conditions precedent that:

        (a) Loan Documents. Each Borrower shall have executed and delivered to the Bank the Loan Documents to be executed by each of them, and all other agreements, instruments and documents required or contemplated by this Agreement and the other Loan Documents

        (b) Opinion of the Borrowers' Counsel. The Bank shall have received a written opinion of Sichenzia Ross Friedman Ference LLP, the Borrowers' counsel, dated as of the Closing Date in substantially the form annexed hereto as Exhibit B.

        (c) Evidence of Borrowers Corporate Action; Certificate of Incorporation and By-Laws. The Bank shall have received copies of all corporate action taken by each Borrower to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to be executed by it; a copy of each Borrower's Certificate of Incorporation, as amended to date; and a copy of the By-Laws of each Borrower, as amended to date. All of the documents listed in subsections (i), (ii) and (iii) shall be certified by each Borrower's Secretary in a Certificate dated as of the Closing Date, in substantially the form annexed hereto as Exhibit D.

        (d) Insurance. The Bank shall have received correct and complete copies of all insurance policies of the Borrowers with endorsements wherein the Bank shall be named as a loss payee, in compliance with Section 6.03 hereof.

        (e) Security Interest. Evidence that all actions necessary or, in the opinion of the Bank and its counsel, desirable, to create and perfect the security interests and other liens granted under the Security Documents have been duly taken, and that there are no security interests senior to the security interests granted in favor or for the benefit of the Bank except such other security interests as may be permitted by the terms of this Agreement to be senior to the security interests granted in favor of the Bank.

        (f) Incumbency Certificate. A certificate, dated as of the Closing Date, of the Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by such Borrower under the Agreement.

        (g) Facility Fee. The Borrower shall have paid to the Bank the Facility Fee.

        (h) Existing Lender. The Indebtedness owed to the Existing Lender shall have been paid in full.

                  (i) Legal Fees. Warshaw Burstein Cohen Schlesinger & Kuh, LLP, counsel to the Bank, shall have received payment in full for all reasonable legal fees charged, and all costs and expenses incurred, by such counsel through the date hereof in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.

     SECTION 5.02 Additional Preconditions.

     On each date on which a Credit Event is to occur (including the initial Credit Event), as a condition to the making of such Credit Event.

        (a) Notice. The Bank shall receive the applicable notice referred to in
Section 2.03 or 2.07(b) with respect to such Credit Event.

        (b) Representations and Warranties. All representations and warranties contained herein or otherwise made to the Bank pursuant to this Agreement or any of the Loan Documents shall be true, complete and correct in all material respects (except insofar as such representations and warranties relate expressly to an earlier date).

        (c) Default. Each Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

        (d) Other Documents. The Bank and its counsel shall have received all information and copies of all documents, including records of each Borrower's corporate proceedings, which the Bank or its counsel may have reasonably requested on reasonable notice in connection therewith, such documents where requested by the Bank or its counsel to be certified by appropriate corporate or governmental authorities.

        (e) No Adverse Change. There shall have been no material adverse change in the operations, business, property or assets or in the condition (financial or otherwise) of any of the Borrowers.

        (f) Litigation. There are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting any Borrower or any of their respective businesses, assets or rights which involve any of the Transactions.

     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the making of such Credit Event as to the matters specified in paragraphs (b), (c) and (e) of this Section 5.02.

VI       AFFIRMATIVE COVENANTS

                  Each Borrower covenants and agrees with the Bank that, so long as this Agreement shall remain in effect or until all of the Obligations are paid and satisfied in full, it shall comply, or cause compliance, with the following covenants:

SECTION 6.01 Legal Existence. Each Loan Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

     SECTION 6.02 Businesses and Properties.

     Each Loan Party shall at all times do or cause to be done all things necessary to (a) preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; (b) maintain and operate its businesses in the same general manner in which they are presently conducted and operated; (c) comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of its businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws); and (d) maintain, preserve and protect all property material to the conduct of its businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 6.03 Insurance.

     Each Loan Party shall (a) keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent and against such risks, including fire, business interruption and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Loan Parties, in such amount as the Bank shall reasonably deem necessary, and (d) maintain such other insurance as may be required by law or as may be reasonably requested by the Bank for purposes of assuring compliance with this Section 6.03. All insurance covering tangible personal property subject to a Lien in favor of the Bank for the benefit of the Bank granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable to the Bank and all insurance covering liability of any of the Loan Parties shall provide that the Bank is an additional insured thereunder, and all such insurance shall further provide for at least 30 days' prior written notice to the Bank of the cancellation or material modification thereof.

     SECTION 6.04 Taxes and Other Charges.

     Each Loan Party shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or him or upon its or his income or profits or in respect of its property before the same shall become delinquent or in default; provided, however, that, subject to Section 7.01(c), no Loan Party shall be required to pay any such tax, assessment or governmental charges if the validity or amount thereof shall be contested in good faith by proper proceedings and if such Loan Party shall have set aside on its books adequate reserves as provided in Section 7.01(c). Except as permitted under Section 7.01(b), each Loan Party shall also pay and discharge promptly all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof.

     SECTION 6.05 Financial Statements, Reports, etc.

     The Borrowers shall furnish to the Bank:

        (a) within 105 days after the end of each Fiscal Year, (i) Consolidated and Consolidating balance sheets and Consolidated and Consolidating income statements showing the financial condition of the Borrowers as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a Consolidated and Consolidating statement of shareholders' equity and a Consolidated and Consolidating statement of cash flow, as of the close of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, which statements shall be prepared in accordance with GAAP and audited and reported upon by [J.H. Cohn, LLP] or other independent public accountants of recognized standing acceptable to the Bank (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board);

        (b) within 50 days after the end of each fiscal quarter of the Borrowers
(i) unaudited Consolidated and Consolidating balance sheets and Consolidated and Consolidating income statements of the Borrowers as of the end of such fiscal quarter and as of the year to date period then ended, and (ii) an unaudited Consolidated and Consolidating statement of shareholders' equity and a Consolidated and Consolidating statement of cash flow, as of the end of such fiscal quarter and as of the year to date period then ended, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, which statements shall be prepared in accordance with GAAP, and subject to normal year-end audit adjustments, shall present fairly the financial position and operations of the Borrowers as at the end of such period;

        (c) within [25] days of the end of each fiscal month of the Borrowers
(i) an aging and reconciliation schedule of the Receivables as at the end of such month in form and substance reasonably satisfactory to the Bank, (ii) a schedule of the accounts payable of the Borrowers as at the end of such month in form and substance reasonably satisfactory to the Bank, (iii) a detailed Borrower by Borrower report on the revenue realized by each such Borrower during such month, and (iv) a Borrowing Base Certificate in the form of Exhibit C annexed hereto as at the end of such month;

        (d) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other similar information, if any, as shall be filed by the Borrowers with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934;

        (e) (i) concurrently with the delivery of the financial statements required to be furnished by (a) and (b) above, a certificate signed by the Financial Officer or a Responsible Officer of the Borrower Agent, stating (A) that a review of the activities of the Borrowers during such period has been made under his immediate supervision with a view to determining whether the Borrowers have observed, performed and fulfilled all of its obligations under this Agreement, and (B) that there existed during such period no Default or Event of Default (including calculations demonstrating compliance as of such dates with the financial covenants set forth in Sections 7.07 through 7.11) or if such Default or Event of Default did exist, specifying the nature thereof, the period of existence thereof and what action the Borrowers have taken, or proposes to take, or has taken, with respect thereto; and (ii) promptly upon the occurrence of any Default or Event of Default, a certificate signed by the Financial Officer or a Responsible Officer of the Borrower Agent specifying the nature thereof and the action the Borrower has taken, or proposes to take, with respect thereto;

        (f) concurrently with the delivery of the financial statements referred to in (a) above, a letter from the accountants who have audited such statements stating whether such accountant's examination has revealed the occurrence of a Default or Event of Default;

        (g) concurrently with any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Borrowers;

        (h) no later than each June 30 of each Fiscal Year of the Borrowers, a summary of business plans and financial operation projections for the Borrowers on a monthly Consolidated and Consolidating basis for such Fiscal Year (including monthly cash flow projections) in a form satisfactory to the Bank;

        (i) as soon as practicable, copies of all reports, forms or other notices received by the Borrowers evidencing the Borrowers' non-compliance with any law, rule or regulation of any court or governmental agency or instrumentality, the effect of which has had or may have a Material Adverse Effect; and

        (j) with reasonable promptness, such other information respecting the business, operations and financial condition of the Borrowers as the Bank may reasonably request from time to time.

     SECTION 6.06 Litigation and Other Notices.

     The Borrower Agent shall give the Bank prompt written notice of the following:

        (a) immediately upon any Loan Party becoming aware thereof, the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Revolving Credit Loans or the issuance of Letters of Credit, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Revolving Credit Note or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

        (b) immediately upon any Loan Party becoming aware thereof, the filing or commencement of any action, suit or proceeding against any Loan Party, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No.
5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability in an aggregate amount of $150,000 or more, not reimbursable by insurance, or (B) materially impair the right of any Borrower to perform its obligations under this Agreement, the Revolving Credit Note or any other Loan Document to which it is a party;

        (c) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

        (d) immediately upon becoming aware thereof, notice to the Bank, in writing, of the breach by any party of any agreement with any Loan Party, which breach might reasonably be expected to have a Material Adverse Effect; and

(e) any development in the business or affairs of any Loan Party has had or which is likely, in the reasonable judgment of any Responsible Officer of the Borrower Agent, to have, a Material Adverse Effect.

     SECTION 6.07 ERISA.


        (a) The Borrowers shall pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that none of the Borrowers nor any ERISA Affiliate thereof shall be required to pay any such liability if (l) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such person, are adequate with respect thereto.

(b) The Borrower Agent shall deliver to the Bank, promptly, and in any event within 30 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, or the materials that would have been required to be filed if the 30-day notice requirement to the PBGC was not waived, (ii) any of the Borrower or any ERISA Affiliate thereof or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice,
(iii) the receipt of notice by any Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) any Borrower or any ERISA Affiliate thereof knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by any Borrower or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) any Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or

4971 of the Code, an explanation of such event or condition, and (viii) any Borrower or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and
(v) through (vii) together with a statement signed by the Financial Officer setting forth details as to such Reportable Event, notice, event or condition and the action which the applicable Borrower or such ERISA Affiliate proposes to take with respect thereto.

     SECTION 6.08 Access to Properties and Inspections; Right to Examine.

     The Bank, or any Person designated by the Bank, shall have the right, from time to time to call at the place or places of business of any of the Loan Parties (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and without hindrance or delay, and (i) in the absence of a Default or an Event of Default, upon one (1) Business Days notice, to inspect, audit, check and make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to the business of any of the Loan Parties, (ii) to verify such matters concerning the Collateral, as the Bank (in its sole and absolute discretion) may consider appropriate, and (iii) to discuss the affairs, finances and business of any of the Loan Parties with its officers, directors and accountants. Upon request, the Borrowers will provide the Bank with copies of such documents as the Bank may reasonably request. The Bank shall have the right, at any time or times hereafter to verify by mail, telephone, telegraph or other communication with any Customer, under any name and in any form, the validity, amount or any other matter relating to any or all of the Receivables, including but not limited to Eligible Receivables. The Borrowers shall pay on demand all expenses reasonably incurred by the Bank in acquiring information pursuant to this Section 6.08, including the costs of all field audits conducted by the Bank; provided that so long as no Default or Event of Default, or any other event (as determined by the Bank in its reasonable discretion) which could reasonably be expected to have a material and adverse effect on the business, operations, property or assets, or in the condition (financial or otherwise), of the Borrowers, shall have occurred and then be continuing, the Borrowers shall not be obligated to pay for more than one (1) field audit conducted by the Bank in any 12-month period commencing with the Closing Date. The Bank hereby acknowledges receipt of the Borrowers' deposit in the sum of $10,000, which has been applied to the payment of fees incurred by the Bank in connection with the field examination performed prior to the Closing Date.

     SECTION 6.09 Use of Proceeds.

     The Borrowers shall use the proceeds of the Credit Events only for the purposes set forth in Section 4.14 hereof.

     SECTION 6.10 Fiscal Year-End.

     The Borrowers shall cause their Fiscal Years to end on April 30 in each year.

     SECTION 6.11 Further Assurances.

     Each Borrower shall execute any and all further documents and take all further actions which may be required under applicable law, or which the Bank may reasonably request, to grant, preserve, protect and perfect the first priority security interest created by the Security Documents in the Collateral.

     SECTION 6.12 New Borrowers.

     In the event that any Borrower shall at any time or from time to time acquire or form any entity in compliance with the provisions of Section 7.06, the Borrower Agent shall promptly cause each such entity (hereinafter sometimes called a "New Borrower") to (i) become a Borrower under this Agreement (or if requested by the Bank in lieu of becoming a Borrower hereunder, to guarantee all of the Obligations of the Borrowers hereunder pursuant to a Guarantee in form and substance acceptable to the Bank); and, to execute the Security Documents, and cause each such New Borrower (or guarantor) to grant a security interest in and to all of its assets and properties, including its accounts, inventory and all other assets, to the Bank pursuant to security agreement in form and substance similar to a Security Agreement. The Receivables of any such New Borrower that has become a Borrower hereunder and which has satisfied the foregoing provisions of this Section 6.12 shall be considered "Eligible Receivables" if such Receivables otherwise comply with the definition of "Eligible Receivables" contained herein and if the following additional conditions are satisfied: (i) receipt by the Bank of a field examination (conducted at the expense of the Borrowers) with respect to such New Borrower which is satisfactory to the Bank, (ii) a review of the assets and liabilities of such New Borrower is satisfactory to the Bank, (iii) no Default or Event of Default exists under any Loan Document, (vi) the Bank shall have a first priority, perfected Lien on all of the personal property of such New Borrower; and the Bank shall have received an opinion letter from counsel to the Borrowers to such effect in form and substance acceptable to the Bank in its sole discretion, (vii) the establishment by the Bank, in its sole discretion, of appropriate borrowing base percentages for such New Borrower, (viii) if requested by the Bank, delivery to the Bank of a executed landlord's waiver in form and substance satisfactory to the Bank, (ix) the Bank is in receipt of copies of the organizational documents with respect to such New Borrower and such evidence of corporate authority and other documentation as the Bank shall require, and (x) the agreement by the Borrowers to pay such fees as the Bank may reasonably request in connection with including any such Receivables as "Eligible Receivables" hereunder. The Bank shall be authorized to add each New Borrower to Schedule 1.01 annexed hereto. In the case of any Permitted Acquisition that does not result in the creation of a Subsidiary of a Borrower, the Borrowers shall promptly deliver to the Bank such documents as the Bank may reasonably request perfecting the Lien of the Bank in and to the assets so acquired (in the manner and with the priority of the assets subject to the Lien of the Bank created pursuant to the Security Documents); and none of such assets shall constitute "Eligible Receivables" and "Eligible Inventory" unless all of the conditions and provisions of the preceding sentence are satisfied with respect to such assets (as if they were owned by a Subsidiary).

     SECTION 6.13 Pay Obligations to Bank and Perform Other Covenants.

     The Borrowers shall (a) make full and timely payment of the Obligations and all other obligations for borrowed money, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) and in each of the other Loan Documents, all at the times and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by the Bank as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Bank necessary for such maintenance.

     SECTION 6.14 Environmental Laws.

        (a) Each Borrower shall comply in all material respects with the provisions of all Environmental Laws, and shall keep its properties and the properties of its Subsidiaries free of any Lien imposed pursuant to any Environmental Law. Each Borrower shall not cause or suffer or permit the property of such Borrower to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used in the ordinary course of business of such Loan Party and disclosed in Schedule 6.14 annexed hereto, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance with Environmental Law.


        (b) Each Borrower shall supply to the Bank copies of all submissions by such Borrower to any governmental body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of such Borrower) on or regarding the properties owned, operated, leased or occupied such Borrower or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties. Each Borrower shall also permit and authorize the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Bank.

        (c) Each Borrower shall promptly (and in no event more than five (5) Business Days after a Responsible Officer of such Borrower becomes aware or is otherwise informed of such event) provide oral and written notice to the Bank upon the happening of any of the following:

          (i) any such Borrower, or any tenant or other occupant of any property of such Borrower receives notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

          (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by a Borrower, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

          (iii) any Borrower is or may be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials;

          (iv) any part of the properties owned, operated, leased or occupied by any Borrower is or may be subject to a Lien under any Environmental Law; or

          (v) any Borrower undertakes any Remedial Work with respect to any Hazardous Materials.

        (d) Each Borrower shall timely undertake and complete any Remedial Work required by any Environmental Law.

        (e) Without in any way limiting the scope of Section 10.14(c) and in addition to any obligations thereunder, each Borrower hereby indemnifies and agrees to hold the Bank from and against any liability, loss, damage, suit, action or proceeding arising out of its business pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by any Loan Party is located provide that a Lien upon such property of such Loan Party may be obtained for the removal of Hazardous Materials which have been or may be Released, no later than sixty (60) days after notice is given by the Bank to such Borrower, such Borrower shall deliver to the Bank a report issued by a qualified third party engineer certifying as to the existence of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to Lien or require removal to safeguard the health of any persons, the removal thereof shall be an affirmative covenant of the Borrowers hereunder.

        (f) In the event that any Remedial Work is required to be performed by any Borrower under any applicable Environmental Law, any judicial order, or by any governmental entity, such Borrower shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders, except where the necessity of the conduct of Remedial Work is being contested in good faith in the manner provided by law.

     SECTION 6.15 Maintain Operating Accounts.

     WPCS shall maintain an operating account with the Bank and shall transfer (or cause to be transferred) all of the Borrowers' cash management accounts to the Bank, within 90 days after receipt of notice from the Bank that the Bank has completed the upgrade to its cash management account system to a web-based system, which system shall have the capability to transfer funds between the Borrowers' bank accounts maintained at banking institutions located in the United States (other than at the Bank) and the Borrowers' operating account with the Bank using ACH transfer (the "Upgrade"). WPCS shall maintain Free Funds of not less than an average of $150,000 per month in its operating account, and upon the completion of the Upgrade, the Borrowers shall maintain an aggregate monthly average of $500,000 of Free Funds with the Bank its operating account.


VII      NEGATIVE COVENANTS

     Each Borrower covenants and agrees with the Bank that, so long as this Agreement shall remain in effect or until all of the Obligations are paid and satisfied in full, it will not and will not cause or permit any of its Subsidiaries and, in the case of Section 7.12 hereof, any ERISA Affiliate to, either directly or indirectly:

     SECTION 7.01 Liens.

     Incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect Subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

        (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

        (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings as to which any Borrower or any of its Subsidiaries, as the case may be, shall, to the extent required by GAAP, have set aside on its books adequate reserves;

        (c) Liens securing the payment of taxes, assessments and governmental charges or levies that are not yet due and payable or, if due and payable are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided, however, that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens; provided, further; that the Borrowers shall pay any obligation giving rise to any such Lien immediately upon the commencement of any action or proceeding to foreclose on any property covered by such Lien unless such action or proceeding has been stayed or a surety bond, in form, substance and amount reasonably satisfactory to the Bank has been delivered to the Bank;

        (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

        (e) Liens created in favor of the Bank;

        (f) Liens existing on the date of this Agreement and set forth in
Schedule 7.01 annexed hereto but not the extension, renewal or refunding of the Indebtedness secured thereby; or

        (g) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business.

     SECTION 7.02 Sale and Lease-Back Transactions.

     Enter into any arrangement, directly or indirectly, with any Person whereby any Borrower shall sell or transfer any property, real or personal, and used or useful in its respective business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     SECTION 7.03 Indebtedness.

     Incur, create, assume or permit to exist any Indebtedness, other than (i) Indebtedness secured by Liens permitted under Section 7.01; (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in Schedule 7.03 annexed hereto, but not the extension, renewal or refunding thereof, (iii) Indebtedness incurred hereunder, (iv) Indebtedness (including, without limitation, Guarantees) owed to the Bank, and (v) Subordinated Indebtedness.

     SECTION 7.04 Dividends and Distributions.

     Declare or pay, directly and indirectly, any dividends (other than stock dividends) or make any other distribution, whether in cash, property, securities or a combination thereof (whether by reduction of capital or otherwise), with respect to any shares of its capital stock, or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose if a Default or Event of Default shall have occurred and then be continuing, or shall occur as a result thereof.

     SECTION 7.05. Consolidations, Mergers and Sales of Assets.

        (a) Wind up, liquidate, or dissolve, reorganize, or consolidate with or merge into or with any other Person; provided that (i) a Person may merge into a Borrower in connection with a Permitted Acquisition, and (ii) and Subsidiary of a Borrower may merge into such Borrower.

        (b) Sell, lease, transfer, or assign to any Person or otherwise dispose of (whether in one transaction or a series of transactions) any of its assets or properties (whether now owned or hereafter acquired), other than (i) the sale of Inventory in the normal course of business consistent with past practices, and
(ii) sales of obsolete or no longer useful equipment for aggregate proceeds for all Borrowers not in excess of $100,000 in any Fiscal Year.

     SECTION 7.06 Investments and Acquisitions.

 Own, purchase or acquire any stock,
obligations, assets or securities of, or any interest in, or make any capital contribution or loan or advance to, any other Person, or make any other investments, except:

        (a) certificates of deposit, and time deposits of the Bank or any other commercial bank registered to do business in any state of the United States; provided that such commercial bank (i) has a capital and surplus in excess of $500,000,000 and (ii) a long-term debt rating at least investment grade as determined by either Standard & Poor's Corporation or Moody's Investor Service, Inc.;

        (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

        (c) investments in money market mutual funds having assets in excess of $2,500,000,000;

        (d) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investor Service, Inc.;

        (e) federally tax exempt securities rated A or better by either Standard & Poor's Corporation or Moody's Investor Service, Inc.; and

        (f) Permitted Acquisitions and investments in the stock of any Subsidiary created after the Closing Date to operate a business that is being newly formed; provided that (i) prior to the making of such investment the Borrower shall have complied in all respects with the provisions of Section 6.12 of this Agreement, and (ii) in the case of a Permitted Acquisition, not later than thirty (30) days prior to the closing of such Permitted Acquisition, the Borrower Agent shall notify the Bank of the proposed Permitted Acquisition and deliver to the Bank drafts of all contracts material to such Permitted Acquisition and such other information as the Bank may reasonably request;

provided that, (i) in each of the foregoing cases the Bank, at its election, shall have obtained a first priority and perfected Lien on and security interest in the investment, and (ii) in each case mentioned in (a), (b), (d) and (e) above, such obligations shall mature not more than one year from the date of acquisition thereof.

     SECTION 7.07 Total Unsubordinated Liabilities to Tangible Net Worth Plus Subordinated Indebtedness Ratio.

     Permit the ratio of (x) Total Unsubordinated Liabilities of the Borrowers, to (y) Tangible Net Worth of the Borrowers plus Subordinated Indebtedness, to be greater than (i) 2.0 to 1.0 during the period from January 31, 2005 to April 29, 2005, (ii) 2.75 to 1.0 during the period from the Closing Date through April 29, 2006, (iii) 2.5 to 1.0 during the period from April 30, 2006 through April 29, 2007, and (iv) 2.25 to 1.0 during the period from April 30, 2007 and at all times thereafter.

     SECTION 7.08 Tangible Net Worth.

     Permit the Tangible Net Worth plus Subordinated Indebtedness of the Borrowers at any time to be less than (i) $6,000,000 during the period from January 31, 2005 through April 29, 2006, (ii) $7,500,000 from April 30, 2006 through April 29, 2007, (iii) $8,000,000 from April 30, 2007 through April 29, 2008, and (iv) $9,000,000 from April 30, 2008 and at all times thereafter.

     SECTION 7.09 Working Capital.

     Permit the working capital of the Borrowers to be less than (i) $6,000,000 at January 31, 2005, (ii) $7,500,000 at April 30, 2005, including the pro forma effect of the principal amount of the Revolving Credit Loan made by the Bank at Closing, and (iii) $7,500,000 at all times thereafter.

     SECTION 7.10 EBITDA.

     Permit the EBITDA of the Borrowers to be less than (i) $500,000 at April 30, 2005, (ii) $750,000 at July 31, 2005, (iii) $750,000 at October 31, 2005,
(iv) $2,500,000 at April 30, 2006, (v) $4,000,000 at April 30, 2007, and (vi)
$6,000,000 at April 30, 2008.

     SECTION 7.11 Annual Net Loss.

     Permit the Borrowers to incur a net loss at the end of any Fiscal Year ending on or after April 30, 2006.

     SECTION 7.12 Business.

     Alter the nature of the business of each Borrower as operated on the Closing Date in any material respect.

     SECTION 7.13 Sales of Receivables.

     Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by the Borrowers, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business or
(ii) the sale of any such accounts to the Bank.

     SECTION 7.14 Use of Proceeds.

Permit the proceeds of any Credit Event
to be used for any purpose which entails a violation of, or is inconsistent with, Regulation G, T, U or X of the Board, or for any purpose other than those set forth in Section 4.14 hereof.

     SECTION 7.15 ERISA.

        (a) Engage in any transaction in connection with which the Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

        (b) Terminate any Pension Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of the Borrower or any ERISA Affiliate to the PBGC.

        (c) Fail to make payment when due of all amounts which, under the provisions of any Plan, the Borrowers or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

        (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

     SECTION 7.16 Accounting Changes.

     Make any change in its accounting treatment or financial reporting practices except as required or permitted by GAAP.

     SECTION 7.17 Transactions with Affiliates.

     Except as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any shareholder, Affiliate or agent of any Borrower, except at prices and on terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

     SECTION 7.18 Negative Pledges, Etc.

     Enter into any agreement (other than this Agreement or any other Loan Document) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document.

     SECTION 7.19 Change of Business Address; Adoption of Tradenames.

     Change the name or location of the business of any Borrower or adopt any tradename for use in the business of any Borrower, in either case without giving the Bank thirty (30) days prior notice.

VIII     EVENTS OF DEFAULT

     In case of the happening of any of the following events (herein called "Events of Default"):

        (a) any representation or warranty made or deemed made in or in connection with this Agreement, any of the Security Documents, the Revolving Credit Note or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

        (b) default shall be made in the payment of any principal of the Revolving Credit Note or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

        (c) default shall be made in the payment of any interest on the Revolving Credit Note, or any fee or any other amount payable hereunder, or under the Revolving Credit Note or the Letters of Credit, or any other Loan Document or in connection with any other Credit Event when and as the same shall become due and payable;

        (d) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Borrower pursuant to the terms of this Agreement, the Revolving Credit Note, any of the Security Documents or any other Loan Document, provided, however, if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in Section 6 (other than Sections 6.01, 6.03, 6.05, 6.06, and 6.15) of this Agreement, and such default shall continue for a period of fifteen (15) days after the earlier to occur of (i) any Borrower obtaining knowledge of such default and (ii) notice to the Borrowers setting forth the default or defaults, provided, however, that such fifteen (15) day notice and cure period shall only apply if such default is capable of being cured and the Borrower is undertaking commercially reasonable efforts to cure or is continuing to cure such default during such fifteen (15) day period;

        (e) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

        (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of the property of any Loan Party or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 45 days;

        (g) any Loan Party shall suffer any material damage to its properties and assets, which damage might reasonably be expected to result in a Material Adverse Effect; or any interruption in the business of any Loan Party in excess of thirty (30) days, unless the affected Loan Party has business interruption insurance to cover such suspension in amounts reasonably determined by the Bank to be adequate;

        (h) default shall be made with respect to any Indebtedness in excess of $50,000 (excluding Indebtedness outstanding hereunder and excluding accounts payable of the Borrower arising in the ordinary course of business) if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness at its option to accelerate, the maturity of such Indebtedness;

        (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by any Loan Party, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the reasonable opinion of the Bank, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a

Pension Plan shall fail to maintain the minimum funding standard required by
Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) any Loan Party or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, (vii) any Loan Party or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Loan Party or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection
(h), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the opinion of the Bank, could have a Material Adverse Effect on any Loan Party or any ERISA Affiliate;

        (j) any Loan Party or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan, and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner;

        (k) a judgment or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $50,000 shall be rendered by a court or other tribunal against any Loan Party and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty;

        (l) this Agreement, the Revolving Credit Note, any of the Security Documents, or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

        (m) the Bank shall determine in the exercise of its reasonable judgment that a material adverse change has occurred in the financial condition or business prospects of any of the Borrowers or in the value of the Collateral or prospects for repayment in full when due of any other Obligations; or

        (n) Mr. Andrew Hidalgo shall cease to be the Chief Executive Officer of the WPCS (or any other Loan Party) or cease to perform such duties and functions with such corporation (or corporations) as he currently performs and a replacement reasonably acceptable to the Bank is not employed within 60 days, provided that the current Chief Financial Officer remains in place during such 60-day period;

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Bank may take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Commitment; (ii) declare the Revolving Credit Note to be forthwith due and payable, whereupon the principal of the Revolving Credit Note, together with accrued interest and fees thereon and other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Revolving Credit Note to the contrary notwithstanding; (iii) declare the Letter of Credit Obligations and all accrued and unpaid fees and all other amounts payable hereunder or in respect of Letters of Credit to be forthwith due and payable, whereupon they shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that with respect to a default described in paragraph (e) or (f) above, the Commitment shall automatically terminate and the principal of the Revolving Credit Note and the Letter of Credit Obligations, together with accrued interest and fees thereon and any other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Revolving Credit Note to the contrary notwithstanding.

IX       SPECIAL PROVISIONS CONCERNING THE RECEIVABLES AND OTHER COLLATERAL


     SECTION 9.01 Status of Receivables and Other Collateral.

     Each Borrower covenants, represents and warrants that: (i) it shall be the sole owner of all Receivables, free and clear of all Liens, except in favor of the Bank or otherwise permitted under this Agreement, and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of the Collateral; (ii) each Receivable set forth in a Borrowing Base Certificate shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum as set forth in the loan agreements or other documentation relating thereto; (iii) no Receivable set forth in a Borrowing Base Certificate is or shall be subject to any defense, offset, counterclaim, discount or allowance; (iv) no credit, discount or extension, or agreement therefor will be granted on any Receivables, except in accordance with this Agreement; (v) each copy of a statement of account of any Receivable delivered to the Bank will be a genuine copy of the original statement of account sent to the Customer named therein by the Borrower; (vi) none of the transactions underlying or giving rise to any Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (vii) to the best of its knowledge, each Customer, guarantor or endorser (as a group) with respect to any Eligible Receivable set forth in a Borrowing Base Certificate is solvent and will continue to be fully able to pay all Receivables on which it is obligated in full when due; (viii) all documents and agreements relating to Receivables shall be true and correct and in all respects what they purport to be; (x) to the best of its knowledge, all signatures and endorsements that appear on all documents and agreements relating to Receivables shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (xi) it shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Bank shall require; (xii) it will immediately notify the Bank if any Receivables which arise out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and, if requested by the Bank, shall take any steps required by the Bank in order that all monies due or to become due under any such contract shall be assigned to the Bank and notice thereof given to the United States Government under the Federal Assignment of Claims Act (and with respect to any Receivable which arises out of a contract with a Government Customer it shall immediately notify the Bank thereof and take such steps as the Bank may reasonably request with respect thereto to ensure that any all and payments thereunder shall be paid to the Bank); and (xiii) it will, immediately upon learning thereof, report to the Bank any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral.

     SECTION 9.02 Receivables Documentation.

     The Borrowers shall not evidence any Receivable with a promissory note or other instrument (as such terms are defined in the Uniform Commercial Code) unless (x) it shall have promptly notified the Bank thereof, and (y) delivered such note or other instrument to the Bank (endorsed in such manner as the Bank may request) to be held by the Bank as Collateral for the Obligations; provided, however, that the foregoing provisions shall not be applicable to any checks received from any Customer in the ordinary course of the Borrowers' business. If any Borrower shall receive any Letter of Credit in payment or as security for any Receivable, such Borrower shall promptly deliver such letter of credit to the Bank (together with such assignments as the Bank may reasonably request, to be held as Collateral for the Obligations.

     SECTION 9.03 Modification of Receivables.

     No Borrower shall, without the Bank's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, grant a discount or allowance with respect to a Receivable, or release, in whole or in part, any Person or property liable for or securing the payment thereof (each of the foregoing actions being herein called a "Modification Event"), except prior to the occurrence and during the continuance of a Default or an Event of Default in the ordinary course of such Borrower's business consistent with its past practices. The Borrower's Agent shall promptly notify the Bank of any matter affecting a Receivable which would have a Material Adverse Effect, including information regarding any Customer's continued solvency.

     SECTION 9.04 Collection of Receivables; Management of Collateral.

        (a) Unless an Event of Default exists and is continuing hereunder, each Borrower shall have the right to collect its Receivables. Subject to the provisions of Section 9.03 hereof, such Borrower shall take all commercially reasonable actions to enforce and collect its Receivables and any security held by the Borrowers in connection therewith, including the institution of legal action to enforce payment of the Receivables.

        (b) Upon the occurrence and during the continuance of an Event of Default, at the election of the Bank, exercisable in its sole discretion:

          (i) The right of each Borrower to collect its Receivables shall forthwith terminate and the Bank shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto.

          (ii) The Bank may send a notice of assignment and/or notice of the Bank's security interest to any and all Customers or any third party holding or otherwise concerned with the Collateral, which notice may include a demand that all such Persons make payment of the Receivables and other amounts relating to the Collateral to the Bank.

          (iii) Each Borrower shall promptly deposit all payments received by such Borrower on account of Receivables, or any security held in connection therewith, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Bank in precisely the form received (but with any endorsements of the Borrowers necessary for deposit or collection), subject to withdrawal by the Bank only, and until such payments are deposited, such payments shall be deemed to be held in trust by the Borrowers for and as the Bank's property and shall not be commingled with the other funds of any Borrower.

        (c) Each Borrower hereby constitutes the Bank or the Bank's designee as such Borrower's attorney-in-fact with power to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; to sign such Borrower's name on any instrument or document relating to any Receivables, assignments and verifications of Receivables and notices to Customers; to send verifications of Receivables; upon the occurrence of an Event of Default, to notify the Postal Service authorities to change the address for delivery of mail addressed to any Borrower to such address as the Bank may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Bank or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Agreement and the Commitment is terminated.

        (d) The Bank, without notice to or consent of any Borrower, upon the occurrence and during the continuance of an Event of Default, (i) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; and (ii) shall have the right to receive, endorse, assign and/or deliver in its name or the names of any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

        (e) Nothing herein contained shall be construed to constitute any Borrower as an agent of the Bank for any purpose whatsoever, and the Bank shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Bank's act or omission constituted gross negligence or willful misconduct). The Bank shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Bank's error, omission or delay constituted gross negligence or willful misconduct). The Bank does not, by anything herein or in any assignment or otherwise, assume the obligations of any Borrower under any contract or agreement assigned to the Bank, and the Bank shall not be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

(f) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Bank is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the Borrowers and to charge the Borrowers' account therefor. The Borrower's Agent shall notify the Bank if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Bank shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from the Borrowers by reason of the sale and delivery creating such Receivables.

     SECTION 9.05 Collateral Custodian.

     Upon the occurrence and continuance of an Event of Default, the Bank may at any time and from time to time employ and maintain in the premises of any Borrower a custodian selected by the Bank who shall have full authority to do all acts necessary to protect the Bank's interests and to report to the Bank thereon. Each Borrower hereby agrees to cooperate with any such custodian and to do whatever the Bank may reasonably request to preserve the Collateral. All costs and expenses incurred by the Bank by reason of the employment of the custodian shall be charged to the Borrowers' account and added to the Obligations.

     SECTION 9.06 Conflict.

     In the event of any conflict between the provisions of this Article IX and the provisions of the Security Agreement, the provisions of this Article IX shall control.

X        MISCELLANEOUS

     SECTION 10.01 Notices.

     Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of facsimile communication, delivered by graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

        (a) if to the Borrowers, at WPCS International Incorporated, One East Uwchlan Avenue, Suite 301, Exton, PA 19341, Attention: President, with a copy to Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, NY 10018, Attention: Thomas A. Rose, Esq.; and

        (b) if to the Bank, at Bank Leumi USA, 562 Fifth Avenue, New York, New York 10036, Attention: Patrick Gaffney, with a copy to Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New York 10036, Attention:
Timothy Gilbert, Esq.

        All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party.

     SECTION 10.02 Survival of Agreement.

     All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, or any other Loan Document, shall be considered to have been relied upon by the Bank and shall survive the making by the Bank of the Revolving Credit Loans and the execution and delivery to the Bank of the Revolving Credit Note and occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Revolving Credit Note or any other fee or amount payable under the Revolving Credit Note or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitment has not been terminated.

     SECTION 10.03 Successors and Assigns; Participations.

        (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any

Borrower, any ERISA Affiliate, any Subsidiary thereof, or the Bank, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, each Borrower specifically confirms that the Bank may at any time and from time to time pledge or otherwise grant a security interest in the Revolving Credit Loan or any Revolving Credit Note (or any part thereof) to any Federal Reserve Bank. No Borrower may assign or transfer any of its rights or obligations hereunder without the written consent of the Bank.

        (b) The Bank, without the consent of the Borrowers and at no expense to them, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Commitment and the Revolving Credit Loans owing to it and the Revolving Credit Note held by it). The participant shall be entitled to the provisions of Sections 2.12, 2.13 and 2.14 as if it were the Bank and to seek payment of such costs, fees and expenses set forth in such Sections directly against the Borrowers.

     SECTION 10.04 Expenses; Indemnity.

        (a) The Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Bank in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Revolving Credit Loans made or the Revolving Credit Note or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Bank, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Bank. The Borrowers further, jointly and severally, indemnify the Bank from and agree to hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Revolving Credit Note.

        (b) The Borrowers, jointly and severally, indemnify the Bank and its directors, officers, employees and agents against, and agrees to hold the Bank, and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Bank or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Revolving Credit Loans, (ii) this Agreement, any of the Security Documents, or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto of their respective obligations hereunder (including but not limited to the making of the Commitment) and consummation of the transactions contemplated hereby (iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Bank or any such person is a party thereto; provided, however, that such indemnity shall not, as to the Bank, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Bank.

        (c) The Borrowers, jointly and severally, indemnify, and agree to defend and hold harmless the Bank and its officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrowers or any Subsidiary thereof) arising from a violation of, or failure to comply with any environmental law and to remove any Lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

        (d) The provisions of this Section 10.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Revolving Credit Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Revolving Credit Note, or any investigation made by or on behalf of the Bank or any bank. All amounts due under this Section 10.04 shall be payable on written demand therefor.

     SECTION 10.05 Applicable Law.

     This Agreement and the Revolving Credit Note shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).

     SECTION 10.06 Right of Setoff.

     If an Event of Default shall have occurred and be continuing, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrowers against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement and the Revolving Credit Note held by the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Revolving Credit Note and although such obligations may be unmatured. The Bank agrees to notify promptly the Borrowers after any such setoff and application made by the Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to the Bank.

     SECTION 10.07 Payments on Business Days.

     Should the principal of or interest on the Revolving Credit Note or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

     SECTION 10.08 Waivers; Amendments.

        (a) No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Revolving Credit Note nor consent to any departure by any of the Borrowers therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers in any case shall entitle them to any other or further notice or demand in similar or other circumstances. Each holder of any of the Revolving Credit Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Revolving Credit Note shall have been marked to indicate such amendment, modification, waiver or consent.

        (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Bank.

     SECTION 10.09 Severability.

     In the event any one or more of the provisions contained in this Agreement or in the Revolving Credit Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

SECTION 10.10     Entire Agreement; Waiver of Jury Trial, etc.

        (a) This Agreement, the Revolving Credit Note and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Revolving Credit Note and the other Loan Documents. Except as expressly provided herein or in the Revolving Credit Note or the other Loan Documents, nothing in this Agreement, the Revolving Credit Note or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Revolving Credit Note or the other Loan Documents.

        (B) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTE, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS.

        (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph
(b) of this Section 10.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

        (d) Each party hereto (i) certifies that no representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Revolving Credit Note or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

     SECTION 10.11 Submission to Jurisdiction.

        (a) Any legal action or proceeding with respect to this Agreement or the Revolving Credit Note or any other Loan Document may be brought in the courts of the State of New York (located in New York County) or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrowers hereby accept for themselves in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

        (b) The Borrowers hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

        (c) The Borrowers hereby irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 10.01 hereof.

        (d) Nothing herein shall affect the right of the Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

     SECTION 10.12 Counterparts; Facsimile Signature.

     This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Bank. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

     SECTION 10.13 Headings.

     Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 10.14. Concerning the Joint and Several Liability of the Borrowers

        (a) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with all of the other Borrowers, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

        (b) Each Borrower is accepting joint and several liability for the Obligations of all of the Borrowers hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly or indirectly, of each Borrower and in consideration of the undertakings of each other Borrower to accept joint and several liability for the obligations of all Borrowers.

        (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

        (d) The Obligations of each Borrower under the provisions of this
Section 10.14 constitute full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets.

        (e) Except for notices expressly provided for in this Agreement or the other Loan Documents, each Borrower, to the fullest extent permitted by applicable law, hereby waives notice of acceptance of its joint and several liability, notice of any Revolving Credit Loans made under, or Letters of Credit issued pursuant to, this Agreement or the other Loan Documents, notice of any action at any time taken or omitted by the Bank under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement or any other Loan Document. Except as otherwise expressly provided in this Agreement or any other Loan Document, each Borrower, to the fullest extent permitted by applicable law, hereby assents to, and waives notice of, or any defense in respect of, any extension or postponement of the time for the payment of any of the Obligations, any waiver, consent or other action or acquiescence by the Bank at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or the other Loan Documents, any and all other indulgences whatsoever by the Bank in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Bank with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.14, afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 10.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this Section 10.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 10.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Bank. The joint and several liability of the Borrowers set forth in this Section 10.14 shall continue in full force and effect notwithstanding any absorption, merger, amalgamation, consolidation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower.

        (f) The provisions of this Section 10.14 are made for the benefit of the Bank and its successors and assigns, and may be enforced, to the fullest extent permitted by applicable law, by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of Bank first to marshal any claims or to exercise any rights against any other Borrower or to exhaust any remedies available against any other Borrower or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this
Section 10.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy or reorganization of any Borrowers, or otherwise, the provisions of this Section 10.14 will forthwith be reinstated in effect, as though such payment had not been made.

     IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

               WPCS INTERNATIONAL INCORPORATED


               By:   /s/ ANDREW HIDALGO
                     --------------------
               Name:  Andrew Hidalgo
               Title:  President

               INVISINET, INC.


               By:   /s/ JAMES HEINZ
                     --------------------
               Name:  James Heinz
               Title:  President

               WALKER COMM, INC.


               By:   /s/ GARY WALKER
                     --------------------
               Name:  Gary Walker
               Title:  President


               CLAYBORN CONTRACTING GROUP, INC.


               By:   /s/ DAVE GOVE
                     --------------------
               Name:  Dave Gove
               Title:  President

               HEINZ CORPORATION


               By:   /s/ JAMES HEINZ
                     --------------------
               Name:  James Heinz
               Title:  President


               QUALITY COMMUNICATIONS & ALARM COMPANY, INC.


               By:   /s/ RICHARD SCHUBIGER
                     ----------------------
               Name:  Richard Schubiger
               Title:  President

               BANK LEUMI USA



               By:   /s/ PATRICK GAFFNEY
                     ----------------------
               Name:  Patrick Gaffney
               Title:  Vice President



               By:   /s/ ERIC A. HALPERN
                     ----------------------
               Name: Eric A. Halpern
               Title: First Vice President